                                                                     EXHIBIT 2.1
                                                                  EXECUTION COPY

                            STOCK PURCHASE AGREEMENT

                                  by and among

               SPECIALTY HEALTHCARE SERVICES, INC. (the "Company")

                           THE STOCKHOLDERS LISTED ON

                SCHEDULE I ATTACHED HERETO (the "Stockholders"),
                ----------

                                       and

         KINDRED HEALTHCARE, INC. and KINDRED HEALTHCARE OPERATING, INC.
                          (collectively, the "Buyers")

                            Dated as of April 1, 2002

                                                                  EXECUTION COPY

1. PURCHASE AND SALE OF THE SHARES................................................................................1

   1.01 Purchase of the Shares from the Stockholders..............................................................1
   1.02 Further Assurances........................................................................................2
   1.03 Purchase Price for the Shares.............................................................................2
   1.04 Closing Payment...........................................................................................3
   1.05 Closing Balance Sheet and Final Purchase Price Deductions Statement.......................................3
   1.06 Post-Closing Payment......................................................................................4
   1.07 Stockholders' Representative..............................................................................5
   1.08 Closing...................................................................................................6

2. REPRESENTATIONS OF THE STOCKHOLDERS REGARDING THE SHARES.......................................................7

3. REPRESENTATIONS OF THE COMPANY.................................................................................7

   3.01 Organization and Good Standing............................................................................7
   3.02 Capitalization of the Company.............................................................................8
   3.03 Subsidiaries..............................................................................................8
   3.04 Authorization.............................................................................................9
   3.05 Financial Statements.....................................................................................10
   3.06 Absence of Undisclosed Liabilities.......................................................................10
   3.07 Litigation...............................................................................................10
   3.08 Insurance................................................................................................11
   3.09 Personal Property........................................................................................11
   3.10 Intangible Property......................................................................................12
   3.11 Leases...................................................................................................14
   3.12 Real Estate..............................................................................................14
   3.13 Inventory................................................................................................16
   3.14 Accounts Receivable......................................................................................16
   3.15 Tax Matters..............................................................................................16
   3.16 Books and Records........................................................................................19
   3.17 Contracts and Commitments................................................................................19
   3.18 Governmental Authorizations..............................................................................21
   3.19 Employee Relations.......................................................................................23
   3.20 Employee Benefit Plans...................................................................................24
   3.21 Absence of Certain Changes or Events.....................................................................26
   3.22 Compliance with Laws.....................................................................................27
   3.23 Environmental and Safety Matters.........................................................................31
   3.24 Hill-Burton..............................................................................................32
   3.25 Other Health Care Matters................................................................................32
   3.26 Indebtedness to and from Officers, Directors and Stockholders............................................32
   3.27 Banking Facilities.......................................................................................33
   3.28 Powers of Attorney and Suretyships.......................................................................33
   3.29 Conflicts of Interest....................................................................................33
   3.30 Brokers..................................................................................................34
   3.31 Redemption Agreements....................................................................................34
   3.32 Disclosure...............................................................................................34

4. REPRESENTATIONS OF THE BUYERS.................................................................................34

   4.01 Organization and Authority...............................................................................34
   4.02 Authorization............................................................................................34
   4.03 Disclosure...............................................................................................35
   4.04 Investment Representation................................................................................35

5. DELIVERIES....................................................................................................35


   5.01 Closing Deliveries of the Company........................................................................35
   5.02 Closing Deliveries of Stockholders.......................................................................37
   5.03 Closing Deliveries of Buyers.............................................................................37

6. INDEMNIFICATION...............................................................................................38

   6.01 Survival of Representations..............................................................................38
   6.02 Indemnification by the Stockholders......................................................................38
   6.03 Indemnification by the Stockholders......................................................................38
   6.04 Limitation on Liability for Breaches of Representations, Warranties and Covenants; Payment of Indemnity
   Claims........................................................................................................39
   6.05 Claims for Indemnification...............................................................................40
   6.06 Arbitration..............................................................................................40

7. POST-CLOSING AGREEMENTS.......................................................................................40

   7.01 Access to Corporate Office Space.........................................................................40
   7.02 Tax Matters..............................................................................................40

8. DISPUTE RESOLUTION............................................................................................41

   8.01 Specified Matters Only...................................................................................42
   8.02 Consent of the Parties...................................................................................42
   8.03 Arbitration..............................................................................................42

9. PUBLIC DISCLOSURES............................................................................................43

10. NOTICES......................................................................................................43

11. SUCCESSORS AND ASSIGNS.......................................................................................44

12. ENTIRE AGREEMENT; AMENDMENTS; ATTACHMENTS....................................................................44

13. SEVERABILITY.................................................................................................45

14. KNOWLEDGE OF THE COMPANY.....................................................................................45

15. INVESTIGATION OF THE PARTIES.................................................................................45

16. EXPENSES.....................................................................................................45

17. GOVERNING LAW................................................................................................45

18. SECTION HEADINGS.............................................................................................46

19. COUNTERPARTS.................................................................................................46

                                                                  EXECUTION COPY

Schedules
---------

  I         Stockholders
  II        Option Holders
1.04(a)     Estimated Purchase Price Deductions Statement
1.05(a)     Accounting Policies
3.03        Subsidiaries
3.05        Financial Statements
3.06        Undisclosed Liabilities
3.07        Litigation
3.08        Insurance
3.09        Personal Property
3.10        Intangible Property
3.11        Leases
3.12A       Real Estate
3.12B       Permitted Exceptions
3.14        Accounts Receivable
3.15        Tax Matters
3.17        Contracts
3.18        Governmental Authorizations
3.19        Employee Relations
3.20        Employee Benefit Plans
3.21        Certain Changes and Events
3.22        Compliance with Laws
3.23        Environmental and Safety Matters
3.25        Other Healthcare Matters
3.26        Affiliated Indebtedness
3.27        Banking Facilities
3.28        Powers of Attorney and Suretyships
3.29        Conflicts of Interest

Exhibits
--------

  A         Escrow Agreement
  B         Redemption Agreement with George Burkley
  C         Redemption Agreement with Richard McCarthy
  D         Redemption Agreement with Jim Hermes
  E         Ty Richardson Noncompetition Agreement
  F         Opinion of Hallett & Perrin, P.C.
  G         Stonebriar Sublease
  H         Stonebriar Furniture and Equipment Use Agreement

                            STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement (the "Agreement") is made as of April 1, 2002 by and among Kindred Healthcare, Inc., a Delaware corporation ("Kindred") and Kindred Healthcare Operating, Inc., a Delaware corporation ("Kindred Operating") (each of Kindred and Kindred Operating being hereinafter referred to as a "Buyer" and, collectively, as the "Buyers"), Specialty Healthcare Services, Inc., a Delaware corporation (the "Company"), and the stockholders listed on
Schedule I attached hereto (each a "Stockholder" and collectively, the
----------
"Stockholders").

                                    RECITALS
                                    --------

     WHEREAS, Company is engaged in the business of providing long-term acute care hospital services;

     WHEREAS, the Stockholders own all of the issued and outstanding shares of capital stock of the Company (the "Shares");

     WHEREAS, the Company has issued and outstanding options to purchase 178,600 shares of Class A Common (as defined in Subsection 3.02), of which George Burkley, Richard McCarthy and Jim Hermes (collectively, the "Option Holders") each hold the number of options set forth on Schedule II attached hereto;
                                             -----------

     WHEREAS, the Company owns all of the issued and outstanding capital stock of Southern California Specialty Care, Inc., Specialty Hospital of South Carolina, Inc., Specialty Hospital of Philadelphia, Inc., Specialty Hospital of Cleveland, Inc. and Specialty Hospital of Dallas, Inc. (each a "Subsidiary" and, collectively, the "Subsidiaries");

     WHEREAS, Buyers desire to purchase and the Stockholders desire to sell the Shares for the consideration set forth below, subject to the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

     1.   Purchase and Sale of the Shares

     1.01. Purchase of the Shares from the Stockholders. Subject to and upon the
           --------------------------------------------
terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), each Stockholder shall sell, transfer, convey, assign and deliver to the Buyers, and the Buyers shall purchase, acquire and accept from each Stockholder, all the Shares owned by such Stockholder, as set forth opposite such Stockholder's name on Schedule I
                                                              ----------
attached hereto. At the Closing the Stockholders' Representative (as hereinafter defined in Subsection 1.07) shall deliver to the Buyers on behalf of each Stockholder certificates evidencing the Shares owned by each Stockholder duly endorsed in blank or with stock powers duly executed by each such Stockholder. The number and type of Shares of each Stockholder to be purchased by each

Buyer shall be determined by the Buyers at Closing. Each Buyer is jointly and severally obligated to perform all obligations of either Buyer set forth herein.

     1.02. Further Assurances. At any time and from time to time after the
           ------------------
Closing, at the Buyers' request and without further consideration, each of the Stockholders shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take all such other action as the Buyers may reasonably request, more effectively to transfer, convey and assign to the Buyers, and to confirm the Buyers' title to, all of the Shares owned by such Stockholder, to put the Buyers in actual possession and operating control of the assets, properties and business of the Company and the Subsidiaries, to assist the Buyers in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

     1.03. Purchase Price for the Shares. The total consideration to be paid to
           -----------------------------
the Stockholders by the Buyers for the Shares (the "Purchase Price") shall be
(a) Forty Five Million Dollars ($45,000,000)(the "Base Purchase Price") minus
(b) the aggregate amount of the Purchase Price Deductions (as hereinafter defined) as of the Closing Date. For the purposes of this Agreement, the "Purchase Price Deductions" shall mean:

     (1) all liabilities (net of current portion) of the Company and the Subsidiaries on a consolidated basis in accordance with GAAP (as hereinafter defined in Subsection 1.05(a)), including, without limitation, all amounts due and owing under any line of credit, term loan agreement or capitalized lease to which the Company or any Subsidiary is a party, net of current portion, and all other liabilities (net of current portion) owed to third-party payors or to landlords or as tax penalties;

     (2) the positive difference, if any, between (A) all current liabilities of the Company and the Subsidiaries on a consolidated basis in accordance with GAAP, including, without limitation, all current liabilities owed under any line of credit or term loan agreement, to third-party payors or to landlords, under capitalized leases, or as tax penalties, in each case after giving effect to payoffs made by Buyers on the Closing Date and otherwise as calculated in accordance with the methodology in Schedule 1.04(a) less (B) the current assets of the Company and the Subsidiaries on a consolidated basis in accordance with GAAP;

     (3) all amounts necessary to buy out as of the Closing Date all capital leases (other than capital leases with Data General) to which the Company or a Subsidiary is a party and the aggregate amount of all rental payments and other amounts due and payable under the capital leases with Data General through the expiration of such Data General capital leases;

     (4) all prepayment penalties and similar amounts necessary to pay off and terminate all term loans, lines of credit and capital leases (other than the capital leases with Data General) to which the Company or any Subsidiary is a party and all non-current liabilities of the Company and its Subsidiaries;

     (5) the consideration payable by the Company to redeem the Outstanding Stock Options (as defined in Subsection 3.02) from the Option Holders plus any applicable payroll taxes payable by the Company with respect thereto (to the extent such amounts have not otherwise been reflected in clause (2) above as an increase in current liabilities or reduction of current assets);

     (6) the severance payable by the Company to Ty Richardson, Richard McCarthy, George Burkley, Jim Hermes, Bill Kaupas, Mark Johnston, Martin Edwards, Lauren Stratten, Sean McCarthy, Brenda Blake, Libby Moore and Chris Castleberry (to the extent such amounts have not otherwise been reflected in clause (2) above as an increase in current liabilities or reduction of current assets); and

     (7) all costs incurred by the Company and the Subsidiaries in connection with the transaction, including all fees and expenses of their attorneys, accountants and other advisors.

In computing the Purchase Price Deductions, any item which is applicable to more than one of the foregoing categories will be counted only once.

     1.04. Closing Payment. Subject to and upon the terms and conditions set
           ---------------
forth in this Agreement, if the Closing occurs, on the Closing Date, Buyers shall:

          (a) Pay to the Stockholders' Representative on behalf of the Stockholders the Estimated Purchase Price (as hereinafter defined) less $2,000,000 (the "Escrowed Amount") (such payment being referred to as the "Closing Payment"), by wire transfer of immediately available funds to an account designated by the Stockholders' Representative, for distribution to the Stockholders by the Stockholders' Representative in the proportions set forth opposite each such Stockholder's name on Schedule I attached hereto. The
                                         ----------
"Estimated Purchase Price" shall be equal to the difference between (1) $45,000,000 and (2) the parties' estimate of the Purchase Price Deductions as of the Closing Date (the "Estimated Purchase Price Deductions") as set forth on the statement attached hereto as Schedule 1.04(a), which includes an estimated
                             ----------------
balance sheet as of the Closing Date ("Estimated Purchase Price Deductions Statement").

          (b) Deliver to National City Bank of Kentucky (the "Escrow Agent"), the Escrowed Amount, to be held pursuant to the terms of the Escrow Agreement attached hereto as Exhibit A (the "Escrow Agreement") as a reserve to satisfy
                   ---------
all or part of any claims for indemnity pursuant to Section 6 hereof (the "Reserve Account").

     1.05. Closing Balance Sheet and Final Purchase Price Deductions Statement.
           -------------------------------------------------------------------

          (a) Within thirty (30) days after the Closing Date, Buyers shall prepare, or cause to be prepared, and shall deliver to the Stockholders'
Representative: (1) a consolidated balance sheet of the Company and the Subsidiaries as of the Closing Date (as corrected pursuant to Subsection 1.05(c) hereof, the "Closing Balance Sheet"); and (2) a statement setting forth the actual amounts of the Purchase Price Deductions, based on such Closing Balance Sheet (as corrected pursuant to Subsection 1.05(c) hereof, the "Final Purchase Price Deductions Statement"). The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). The parties acknowledge and agree that, for purposes of the Closing Balance Sheet, GAAP shall be applied consistent with the accounting policies of the Company set forth on Schedule 1.05(a).
                         ----------------

          (b) The Stockholders' Representative and, if the Stockholders so elect, one firm of independent certified accountants acting on behalf of the Stockholders and the Stockholders' Representative (the "Stockholders' Auditors") shall have the right to review the Closing Balance Sheet and shall have reasonable access to the books, records, properties and personnel of the Company and the Subsidiaries for purposes of verifying the accuracy and fairness of the presentation of the Closing Balance Sheet. The Stockholders' Representative and the Stockholders shall work in good faith and cooperate with the Buyers in the preparation of the Closing Balance Sheet and the resolution of any dispute in connection therewith pursuant to paragraph (c) below.

          (c) The values or amounts for each item reflected on the Closing Balance Sheet and the Final Purchase Price Deductions Statement shall be binding upon the Stockholders and the Stockholders' Representative, unless the Stockholders' Representative gives written notice within thirty (30) days after receipt of the Closing Balance Sheet of disagreement with any of the values or amounts shown on the Closing Balance Sheet or Final Purchase Price Deductions Statement, as applicable, specifying as to each such item in reasonable detail, the nature and extent of such disagreement (the "Dispute Notice"). If the Buyers and the Stockholders' Representative are unable to resolve any such disagreement within thirty (30) days after the date of the Dispute Notice, the disagreement shall be submitted to arbitration in accordance with the provisions of Subsection 8.03 hereof. If as a result of the resolution of any disputes by agreement pursuant to this Subsection 1.05 or by arbitration pursuant to Subsection 8.03, any amount shown in the Closing Balance Sheet or the Final Purchase Price Deductions Statement is determined to be erroneous, such erroneous amount shall be deleted from the Closing Balance Sheet and/or the Final Purchase Price Deductions Statement and the correct amount shall be inserted in lieu thereof. The Closing Balance Sheet and the Final Purchase Price Deductions Statement, as so corrected, shall constitute the Closing Balance Sheet and the Final Purchase Price Deductions Statement for purposes of this Agreement.

          (d) The fees and disbursements of the Stockholders' Auditors incurred in the review of the Closing Balance Sheet and the Final Purchase Price Deductions Statement, if any, shall be paid by the Stockholders, with each Stockholder liable for such Stockholder's Pro Rata Share (as defined in Subsection 1.06(a)) of such fees and disbursements as set forth on Schedule I
                                                                   ----------
attached hereto. The Buyers shall under no circumstances be liable for any fees or disbursements of the Stockholders' Representative.

     1.06. Post-Closing Payment. Immediately upon the expiration of the thirty
           --------------------
(30) day period for giving the Dispute Notice, if no Dispute Notice is given, or immediately upon the resolution of disputes, if any, pursuant to Subsection 1.05, the Purchase Price shall be finally determined as follows:

          (a) If the aggregate amount of Purchase Price Deductions as set forth on the Final Purchase Price Deductions Statement (the "Actual Purchase Price Deductions") exceed the Estimated Purchase Price Deductions, then each Stockholder shall be severally liable for and shall pay to the Buyers such Stockholder's Pro Rata Share (as hereinafter defined) of the difference to Buyers within three (3) business days thereafter. The "Pro Rata Share" of each Stockholder is equal to each Stockholder's percentage of the Purchase Price as set forth on Schedule I hereto.
             ----------

          (b) If the aggregate amount of the Purchase Price Deductions set forth on the Final Purchase Price Deductions Statement is less than the Estimated Purchase Price Deductions, then Buyers shall be liable for and shall pay such difference within three (3) business days to the Stockholders Representative, for distribution to the Stockholders by the Stockholders' Representative in the proportions set forth opposite each such Stockholder's name on Schedule I
                                                               ----------
attached hereto.

     1.07. Stockholders' Representative.
           ----------------------------

          (a) In order to efficiently administer (i) the determination and payment of the Closing Payment and Purchase Price, as provided in Subsections
1.04 through 1.06 and (ii) the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyers or the Company pursuant to Section 6 hereof, the Stockholders hereby designate Ty Richardson as their representative (the "Stockholders' Representative").

          (b) The Stockholders hereby constitute the Stockholders' Representative as their true and lawful attorney in fact for purposes of, and with full authority on the behalf of each of them: (i) to make all decisions relating to the determination and payment of the Closing Payment and Purchase Price, as provided in Subsections 1.04 through 1.06, (ii) to take all action necessary in connection with the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyers or the Company pursuant to Section 6 hereof, (iii) to give and receive all notices required to be given to or by the Stockholders under this Agreement or the Escrow Agreement, and (iv) to take any and all additional action as is contemplated to be taken by the Stockholders' Representative or on behalf of the Stockholders by the terms of this Agreement or the Escrow Agreement.

          (c) In the event that the Stockholders' Representative dies, becomes unable to perform his responsibilities hereunder or resigns from such position, Dana O'Brien (or, if such individual is unwilling or unable to serve in such capacity, another individual designated by Prudential Private Equity Investors III, L.P. ("Prudential") shall be deemed to be the Stockholders' Representative for all purposes of this Agreement.

          (d) All decisions and actions by the Stockholders' Representative within the scope of the authorization granted in this Subsection 1.07, including, without limitation, any agreement between the Stockholders' Representative and the Buyers relating to the determination of the Purchase Price and Closing Payment or the defense and/or settlement of any claims for which the Stockholders may be required to indemnify the Buyers and/or the Company pursuant to Section 6 hereof, shall be binding upon all of the Stockholders, and no Stockholder shall have the right to object, dissent, protest or otherwise contest the same.

          (e) By their execution of this Agreement, the Stockholders agree that:

               (1) the Buyers shall be able to rely conclusively on the instructions and decisions of the Stockholders' Representative as to the determination of the Purchase Price and Closing Payment in accordance with Subsections 1.04 through 1.06 and the settlement of any claims for indemnification by the Buyers or the Company pursuant to Section 6 hereof or any other actions required to be taken by the Stockholders' Representative hereunder, and no party hereunder shall have any cause of action against the Buyers for any action taken by the Buyers in reliance upon the instructions or decisions of the Stockholders' Representative;

               (2) the provisions of this Subsection 1.07 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Stockholder may have in connection with the transactions contemplated by this Agreement;

               (3) remedies available at law for any breach of the provisions of this Subsection 1.07 are inadequate; therefore, the Buyers and the Company shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if either of the Buyers or the Company brings an action to enforce the provisions of this Subsection 1.07; and

               (4) the provisions of this Subsection 1.07 shall be binding upon the executors, heirs, legal representatives and successors of each Stockholder, and any references in this Agreement to a Stockholder or the Stockholders shall mean and include the successors to the Stockholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

          (f) All fees and expenses incurred by the Stockholders' Representative, including, without limitation, all fees, costs and expenses or indemnification obligations incurred by the Stockholders' Representative under the Escrow Agreement, shall be paid by the Stockholders in proportion to each Stockholder's Pro Rata Share of the Purchase Price as set forth on
Schedule I attached hereto.
----------

     1.08. Closing. The Closing shall take place at the corporate offices of
           -------
Kindred located at 680 South Fourth Street in Louisville, Kentucky on the date of this Agreement. Unless otherwise agreed in writing by Buyers and the Stockholders' Representative, the date upon which the Closing actually is completed or deemed by the parties to be completed shall be referred to herein as the "Closing Date". Unless otherwise agreed in writing by Buyers and the Stockholders' Representative, the Closing shall be deemed to have occurred as of 12:01 a.m. on the Closing Date.

     2.   Representations of the Stockholders Regarding the Shares
          --------------------------------------------------------

          Each Stockholder severally represents and warrants to the Buyers as follows:

     2.01. Title. Such Stockholder has good and marketable title to the Shares
           -----
which are to be transferred to the Buyers by such Stockholder pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. Schedule I attached hereto sets forth a true and correct description
            ----------
of all Shares owned by such Stockholder.

     2.02. Authority. Such Stockholder has the full right, power and authority
           ---------
to enter into and perform such Stockholder's obligations under this Agreement and any other agreements hereunder and, upon consummation of the purchase contemplated hereby, the Buyers will acquire from such Stockholder good and marketable title to such Stockholder's Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

     2.03. No Conflict. Such Stockholder is not a party to, subject to or bound
           -----------
by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other Governmental Body (as defined in Subsection 3.04) which would prevent the execution or delivery of this Agreement by such Stockholder or the transfer, conveyance and sale of the Shares to be sold by such Stockholder to the Buyers pursuant to the terms hereof. Without limitation of the foregoing, each Stockholder hereby agrees that the Stockholder's execution, delivery and performance of this Agreement shall not be deemed to violate any of the terms of the Stockholders Agreement, dated as of June 19, 1996, by and among the Company and the Stockholders, and that upon the completion of the Closing such Stockholders Agreement is hereby terminated and of no further force or effect.

     2.04. Broker. No broker or finder has acted for such Stockholder in
           ------
connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of such Stockholder.

     3.   Representations of the Company
          ------------------------------

          The Company hereby represents and warrants to the Buyers that:

     3.01. Organization and Good Standing. The Company is a corporation duly
           ------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to own, operate or lease its properties and assets as now owned, operated or leased, to carry on its business as and where now being conducted. The Company is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. True and complete copies of the certificate of incorporation and bylaws of the Company, each as amended to date (the "Company Organizational Documents"), have been previously delivered to the Buyers.

     3.02. Capitalization of the Company.
           -----------------------------

          The Company's authorized capital stock consists of 5,000 shares of Series A preferred stock, par value $.01 per share ("Series A Preferred"), 3,010 shares of Series B preferred stock, par value $.01 per share ("Series B Preferred" and together with the Series A Preferred, the "Preferred Stock"), 5,000,000 shares of Class A common stock, par value $.01 per share ("Class A Common") and 1,000,000 shares of Class B common stock, par value $.01 per share ("Class B Common" and together with the Class A Common, the "Common Stock"), of which 1,990 shares of Series A Preferred, 3,010 shares of Series B Preferred and 1,000,000 shares of Class A Common are issued and outstanding on the date hereof and held of record and beneficially by the Stockholders as set forth on Schedule
                                                                        --------
I. All such issued and outstanding Shares have been, and on the Closing Date
-
will be, duly authorized and validly issued and are, or will be on the Closing Date, fully paid and non-assessable. No Shares were issued in violation of the terms of any agreement or understanding binding upon the Company or the Subsidiaries, and all Shares were issued in compliance with all applicable federal and state securities laws and regulations. Except for (a) the Shares listed on Schedule I hereto and (b) the stock options described on Schedule II
          ----------                                               -----------
attached hereto (the "Outstanding Stock Options"), there are not, and on the Closing Date there will not be, outstanding (i) any options, warrants or other rights to purchase from the Company any capital stock of the Company; (ii) any securities convertible into or exchangeable for shares of such stock; (iii) any stock appreciation rights, phantom stock or other similar rights or plans or
(iv) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of the Company. As of the Closing Date, the Company shall have redeemed the Outstanding Stock Options in accordance with the redemption agreements between the Company and each Option Holder which are attached hereto as Exhibits B, C and D (the "Redemption
                                    -------------------
Agreements").

     3.03. Subsidiaries.
           ------------

          (a) Schedule 3.03 attached hereto sets forth the name, jurisdiction of
              -------------
incorporation, authorized and issued capital stock, officers and directors and foreign qualifications for each Subsidiary.

          (b) The Company owns of record and beneficially all of the outstanding shares of capital stock of each of the Subsidiaries free and clear of all covenants, conditions, restrictions, liens, charges and encumbrances.

          (c) Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite power and authority to own, operate or lease its properties and assets as now owned, operated or leased and to carry on its business as and where now being conducted. Each of the Subsidiaries is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. True and correct copies of the articles of incorporation, bylaws and other governing instruments of the Subsidiaries, each as amended to date, have been previously delivered to the Buyers. Other than the Subsidiaries, the Company does not, directly or indirectly, own any capital stock of, or have any equity interest in or right with respect to, any corporation, partnership, joint venture or other entity. The shares of capital stock of each Subsidiary as set forth in Schedule
                                                                       --------
3.03 have been duly authorized and validly issued and are fully paid and
----
non-assessable. No such shares were issued in violation of the terms of any agreement or understanding binding upon any of the Subsidiaries or the Company, and all such shares were issued in compliance with all applicable federal and state securities laws and regulations.

          (d) None of the Subsidiaries holds shares of its capital stock in its treasury, and there are not, and on the Closing Date there will not be, outstanding any (i) options, warrants or other rights with respect to the capital stock of any of the Subsidiaries, (ii) any securities convertible into or exchangeable for shares of such stock, (iii) any stock appreciation rights, phantom stock plans or other similar rights or plans or (iv) any other commitments of any kind for the issuance of additional shares of capital stock or options, warrants or other securities of any of them.

     3.04. Authorization. The execution and delivery by the Company of this
           -------------
Agreement and the agreements provided for herein, and the consummation by the Company of all transactions contemplated hereunder and thereunder by the Company, have been duly authorized by all requisite corporate action. This Agreement has been duly executed by the Company and the Stockholders. This Agreement and all other agreements and obligations entered into and undertaken in connection with the transactions contemplated hereby to which the Company or any of the Stockholders is a party constitute the valid and legally binding obligations of the Company and the Stockholders, as applicable, enforceable against them in accordance with their respective terms. The execution, delivery and performance by the Company and the Stockholders of this Agreement and the agreements provided for herein, and the consummation by the Company and the Stockholders of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any federal, state, local, municipal or other administrative order, constitution, law, ordinance, principle of common law, court order, consent decree, regulation, license, permit, or statute, including without limitation those relating to third-party reimbursement (including Medicare, Medicaid, CHAMPUS and other Federal Health Care Programs as defined in Section 1128B of the Social Security Act and health care industry applicable to the Company or any of the Stockholders (collectively "Legal Requirements"); (b) violate the provisions of the Company Organizational Documents; (c) violate any judgment, decree, order or award of any federal, state, municipal or other governmental body, court, department, commission, board, bureau, agency or instrumentality ("Governmental Body"); or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or create any right of termination or acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Company pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement (including, without limitation, the Contracts (as defined in Subsection 3.17) to which the Company is a party or by which the Company or any of its properties is or may be bound.

     3.05. Financial Statements.
           --------------------

          (a) The Stockholders have previously delivered to the Buyers (i) the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2001 (the "Current Balance Sheet") and the related statements of operations, shareholders' equity/deficit, and cash flows of the Company and the Subsidiaries for the fiscal year then ended (collectively, the "Current Financial Statements"), (ii) the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 2000 (the "2000 Audited Balance Sheet") and the related statements of operations, shareholders' equity/deficit, and cash flows of the Company and the Subsidiaries for the fiscal year then ended (collectively, the "2000 Audited Financial Statements") and (iii) the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1999 (the "1999 Audited Balance Sheet" and together with the Current Balance Sheet and the 2000 Audited Balance Sheet, the "Audited Balance Sheets") and the related statements of operations, shareholders' equity/deficit, and cash flows of the Company and the Subsidiaries for the fiscal year then ended (collectively, the "1999 Audited Financial Statements" and together with the Current Financial Statements and the 2000 Audited Financial Statements, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP applied consistently with past practices and have been certified without qualification by Ernst & Young LLP, the Company's independent public accountants. The date of the Current Balance Sheet is hereinafter referred to as the "Balance Sheet Date." The Financial Statements are attached hereto as Schedule 3.05.
          -------------

          (b) The Financial Statements fairly present, as of their respective dates, the financial condition, retained earnings, assets and liabilities of the Company and the Subsidiaries and the results of operations of the Company's and the Subsidiaries' business for the periods indicated, in each case in accordance with GAAP. With respect to contracts and commitments for the provision of services by the Company and the Subsidiaries, the Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses. The amounts shown as accrued for current and deferred income and other taxes in the Financial Statements are sufficient for the payment of all accrued and unpaid federal, state and local income taxes, interest, penalties, assessments or deficiencies applicable to the Company or any Subsidiary, whether disputed or not, for the applicable period then ended and periods prior thereto.

     3.06. Absence of Undisclosed Liabilities. Except as and to the extent (a)
           ----------------------------------
reflected and reserved against in the Current Balance Sheet, (b) set forth on
Schedule 3.06 attached hereto, or (c) incurred in the ordinary course of
-------------
business after the date of the Current Balance Sheet and not material in amount, either individually or in the aggregate, neither the Company nor any of the Subsidiaries has any liability or obligation, secured or unsecured, whether accrued, absolute, contingent, asserted or unasserted, or otherwise. For purposes of this Subsection 3.06, "material" means any amount in excess of $50,000.

     3.07. Litigation. Except as set forth on Schedule 3.07 attached hereto (a)
           ----------                         -------------
there are no actions, suits, proceedings or investigations ("Actions") to which the Company or any of the Subsidiaries is a party (either as a plaintiff or defendant) pending or, to the knowledge of the

Company, threatened before any Governmental Body and, to the knowledge of the Company, there is no reasonable basis for any such Action; (b) neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any officer, director or employee of any of the foregoing, has been permanently or temporarily enjoined by any order, judgment or decree of any Governmental Body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of the Company or any of the Subsidiaries; and
(c) there is not in existence on the date hereof any order, judgment or decree of any Governmental Body enjoining or requiring the Company or any of the Subsidiaries to take any action of any kind with respect to its business, assets or properties, except for regulations of general applicability to the industry in which the Company and the Subsidiaries operate.

     3.08. Insurance. Schedule 3.08 attached hereto sets forth a true, correct
           ---------  -------------
and complete list of all policies of insurance maintained by the Company or a Subsidiary, or of which the Company, a Subsidiary, or a director, officer or an employee of the Company or a Subsidiary is the beneficiary, including, without limitation, disability, life, fire, theft, casualty, general liability, workers compensation, business interruption, environmental impairment, D&O, and automobile insurance policies, in each case specifying the type of coverage, the amount of coverage, the premium, the insurer and the expiration date of each such policy (collectively, the "Insurance Policies") and all claims made under such Insurance Policies since the Balance Sheet Date. True, correct and complete copies of all Insurance Policies have been previously delivered by the Stockholders or the Company to the Buyers. The Insurance Policies are in full force and effect and are in amounts of a nature which are adequate and customary for the Company's and the Subsidiaries' business. All premiums due on the Insurance Policies or renewals thereof have been paid, and there is no default under the Insurance Policies. Neither the Company nor any of the Subsidiaries has received any written notice or, to the Company's knowledge, other communication from any issuer of the Insurance Policies since the Balance Sheet Date canceling or materially amending any of the Insurance Policies, materially increasing any deductibles or retained amounts thereunder, or materially increasing the annual or other premiums payable thereunder, and, to the knowledge of the Company, no such cancellation, amendment or increase of deductibles, retainages or premiums is threatened. Neither the Company nor any of the Subsidiaries has any outstanding claims or any dispute with any insurance carrier regarding claims, settlements or premiums and neither the Company nor any of the Subsidiaries has failed to give any notice or present any claim under any Insurance Policy in due and timely fashion. There are no outstanding requirements or recommendations by any issuer of the Insurance Policies or by any Board of Fire Underwriters or other similar body exercising similar functions or by any governmental authority exercising similar functions which requires or recommends any changes in the conduct of the business of, or any repairs or other work to be done on or with respect to any of the properties or assets of, the Company or any of the Subsidiaries.

     3.09. Personal Property. Schedule 3.09 attached hereto sets forth (i) a
           -----------------  -------------
true, correct and complete list of all items of tangible personal property capitalized by the Company or any of the Subsidiaries as of the date hereof having either a net book value per unit or an estimated fair market value per unit in excess of $300; or not owned by the Company or any Subsidiary but in the possession of or used or useful in the business of the Company or any of the Subsidiaries and having rental payments therefor in excess of $4,200 per month or $50,000 per year; and (ii) a description of the owner of, and any agreement relating to the use of, each item of tangible personal property used by, but not owned by, the Company or a Subsidiary and the circumstances under which such property is used. For the purposes of this Agreement, "Personal Property" shall mean all items of tangible personal property owned by the Company or any of the Subsidiaries as of the date hereof having either a net book value per unit or an estimated fair market value per unit in excess of $300; or not owned by the Company or any Subsidiary but in the possession of or used or useful in the business of the Company or any of the Subsidiaries and having rental payments therefor in excess of $4,200 per month or $50,000 per year. Except as disclosed in Schedule 3.09:
                                            -------------

          (a) the Company or the relevant Subsidiary, as the case may be, has good and marketable title to each item of Personal Property free and clear of all liens, leases, encumbrances, claims under bailment and storage agreements, equities, conditional sales contracts, security interests, charges and restrictions, except for liens, if any, for personal property taxes not due;

          (b) no officer, director, stockholder or employee of the Company or any Subsidiary, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Personal Property described in Schedule 3.09;
             -------------

          (c) each item of Personal Property not owned by the Company or a Subsidiary is in such condition that upon the return of such property to its owner in its present condition at the end of the relevant lease term or as otherwise contemplated by the applicable agreement between the Company or the relevant Subsidiary, as the case may be, and the owner or lessor thereof, the obligations of the Company or the relevant Subsidiary, as the case may be, to such owner or lessor will be discharged;

          (d) each item of Personal Property is in good operating condition and repair, normal wear and tear excepted, is currently used by either the Company or the relevant Subsidiary in the ordinary course of its business and normal maintenance has been consistently performed with respect to the Personal Property; and

          (e) the Company and the Subsidiaries own or otherwise have the right to use all of the Personal Property now used or useful in the operation of their business or the use of which is necessary for or useful in the performance of any material contract, letter of intent or proposal to which any of them is a party.

     3.10. Intangible Property.
           -------------------

          Schedule 3.10 attached hereto sets forth: (i) a true, correct and
          -------------
complete list and, where appropriate, a description of, all material items of intangible property owned by, or used or useful in connection with the business of, the Company or any of the Subsidiaries, including, but not limited to, trade secrets, know-how, any other confidential information of the Company, United States and foreign patents, trade names, trademarks, trade name and trademark registrations, copyrights and copyright registrations, and applications for any of the foregoing;

and (ii) a true, correct and complete list of all licenses or similar agreements or arrangements to which the Company or any of the Subsidiaries is a party, either as licensee or licensor, with respect to the Intangible Property (as hereinafter defined). For the purposes of this Agreement, "Intangible Property" shall mean all items of intangible property owned by, or used or useful in connection with the business of, the Company or any of the Subsidiaries, including, but not limited to, trade secrets, know-how, any other confidential information of the Company, United States and foreign patents, trade names, trademarks, trade name and trademark registrations, copyrights and copyright registrations, and applications for any of the foregoing. Except as otherwise disclosed in Schedule 3.10:
             -------------

          (a) the Company or a Subsidiary is the sole and exclusive owner of all right, title and interest in and to the Intangible Property purported to be owned by the Company or any Subsidiary and all designs, permits, labels and packages used on or in connection therewith, free and clear of all liens, security interests, charges, encumbrances, equities or other adverse claims;

          (b) the Company or the relevant Subsidiary has the right and authority to use, and to continue to use after the Closing, the Intangible Property in connection with the conduct of its business in the manner presently conducted, and such use or continuing use does not and will not conflict with, infringe upon or violate any rights of any other person, corporation or entity;

          (c) neither the Company nor any of the Stockholders has received notice of, or has any knowledge of any basis for, a pleading or threatened claim, interference action or other judicial or adversarial proceeding against the Company or any Subsidiary that any of the operations, activities, products, services or publications of the Company, any Subsidiary or any of its customers or distributors infringes or will infringe any patent, trademark, trade name, copyright, trade secret or other property right of a third party, or that it is illegally or otherwise using the trade secrets, formulae or property rights of others;

          (d) there are no outstanding, nor to the knowledge of the Company, any threatened disputes or other disagreements with respect to any licenses or similar agreements or arrangements described in Schedule 3.10 or with respect to
                                                -------------
infringement by a third party of any of the Intangible Property;

          (e) the Intangible Property owned or licensed by the Company or the relevant Subsidiary is sufficient to conduct the Company's or the relevant Subsidiary's business as presently conducted;

          (f) the Company or the relevant Subsidiary has taken all steps reasonably necessary to protect its right, title and interest in and to the Intangible Property and the continued use of the Intangible Property;

          (g) no officer, director, stockholder or employee of the Company or any Subsidiary, nor any spouse, child or other relative or affiliate thereof, owns directly or indirectly, in whole or in part, any of the Intangible Property; and

          (h) neither the Company nor the relevant Subsidiary nor any Stockholder has any knowledge that any third party is infringing, or will threaten to infringe, upon or otherwise violate any of the Intangible Property in which the Company or any Subsidiary has ownership rights.

     3.11. Leases. Schedule 3.11 attached hereto sets forth (a) a true, correct
           ------  -------------
and complete list as of the date hereof of all leases of real property, identifying separately each ground lease, to which the Company or any of the Subsidiaries is a party (collectively, the "Leases"). True, correct and complete copies of all Leases and all amendments, modifications and supplemental agreements thereto, have previously been delivered by the Stockholders or the Company to the Buyers. The Leases are in full force and effect, are binding and enforceable against the Company and/or a Subsidiary, as applicable, and, to the Company's knowledge, against each of the other parties thereto, in each case in accordance with their respective terms and, except as set forth on Schedule
                                                                   --------
3.11, have not been modified or amended since the date of delivery to the
----
Buyers. No party to any Lease has sent written notice to the other claiming that such party is in default thereunder and that such default remains uncured. Except as set forth on Schedule 3.11, there has not occurred any event which
                       -------------
would constitute a breach of or default in the performance of any covenant, agreement or condition contained in any Lease, nor has there occurred any event which with the passage of time or the giving of notice or both would constitute such a breach or material default, including, without limitation, any failure to pay rent or to make any other payments when due under any Lease. Neither the Company nor any of the Subsidiaries is obligated to pay any leasing or brokerage commission relating to any Lease and, except as set forth on Schedule 3.11, will
                                                             -------------
not have any obligation to pay any leasing or brokerage commission upon the renewal of any Lease. Except as set forth on Schedule 3.11, no construction,
                                             -------------
alteration or other leasehold improvement work with respect to any of the Leases remains to be paid for or to be performed by the Company or any of the Subsidiaries.

     3.12. Real Estate.
           -----------

          (a) Schedule 3.12A attached hereto contains a true, correct and
              --------------
complete list of (i) the addresses and legal descriptions of all real property owned by the Company or any Subsidiary (including all buildings and other improvements thereon, the "Real Estate"), and (ii) all liabilities, liens, encumbrances, easements, restrictions, reservations, tenancies, agreements or other obligations affecting the Real Estate (collectively, the "Exceptions"). On the Closing Date, the Company or the relevant Subsidiary will have good, clear, record and marketable title to the Real Estate, free and clear of all such Exceptions, other than the permitted exceptions set forth on Schedule 3.12B (the
                                                             --------------
"Permitted Exceptions").

          (b) Except as set forth on Schedule 3.12A, no work has been performed
                                     --------------
on or materials supplied to the Real Estate within any applicable statutory period which could give rise to mechanics or materialman's liens.

          (c) There is no pending or, to the Company's knowledge, threatened condemnation or eminent domain proceeding with respect to the Real Estate.

          (d) There are no taxes or betterment assessments other than ordinary real estate taxes pending or payable against the Real Estate and, to the Company's knowledge, there are no contingencies existing under which any assessment for real estate taxes may be retroactively filed against the Real Estate, and there are no past due taxes or levies, permit fees or connection fees which must be paid respecting existing curb cuts, sewer hookups, water-main hookups or services of a like nature.

          (e) The Real Estate is legally subdivided and consists of separate tax lots so that it is assessed separate and apart from any other property.

          (f) All utility systems serving the Real Estate, public or private, are in good operating condition, all installation charges therefor have been fully paid and all service charges therefor have been or will be paid or accrued by the Company or the relevant Subsidiary up to and including the Closing Date. Since January 1, 1999, neither the Company nor any of the Subsidiaries has experienced any material interruption in the delivery of adequate quantities of any utilities (including, without limitation, electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including, without limitation, sanitary and industrial sewer service) required in the operation of its business during such period.

          (g) Except as set forth on Schedule 3.12A, the Real Estate is not
                                     --------------
located in any special flood hazard area designated by any Governmental Body.

          (h) The Real Estate complies with the requirements of all building, zoning, subdivision, health, safety, environmental, pollution control, waste products, sewage control and all other applicable Legal Requirements. The Company and its Subsidiaries have obtained, and the Stockholders or the Company have previously provided the Buyers with copies of, all consents, permits, licenses and approvals required by such Legal Requirements. Such consents, permits, licenses and approvals are in full force and effect and have been properly and validly issued. There is no action pending or, to the Company's knowledge, threatened by any Governmental Body claiming that the Real Estate violates any Legal Requirements or threatening to shut down the business of the Company or any of the Subsidiaries.

          (i) There are no Actions pending or threatened, and no notices have been given or, to the Company's knowledge, threatened, by any person or Governmental Body, which if given, commenced or concluded would have an adverse effect on the Company's title to the Real Estate or the operation of the business of the Company or any Subsidiary as presently operated.

          (j) Except as set forth on Schedule 3.12A, neither the Company nor any
                                     --------------
of the Subsidiaries has received written notice or, to the Company's knowledge, any other communication from any insurer of the Real Estate threatening to cancel any insurance coverage or requiring any changes or corrective work to the Real Estate which has not been satisfied.

          (k) All of the buildings, fixtures and other improvements located on the Real Estate, including all heating, cooling, electrical and mechanical systems comprising a part thereof, are in good operating condition and repair, and the operation thereof as presently conducted is not in violation of any applicable building code, zoning ordinance or other law or regulation.

          (l) Schedule 3.12A sets forth a true, correct and complete list of all
              --------------
title insurance policies, surveys, engineering reports and hazardous waste reports prepared by or on behalf of (or which have been provided to) the Company or any Subsidiary with respect to the Real Estate since January 1, 1995. True and complete copies of all such items have previously been delivered by the Stockholders or the Company to the Buyers.

          (m) Except as set forth on Schedule 3.12A, there are not now, and have
                                     --------------
never been, any above-ground or underground storage tanks on the Real Estate, or, to the Company's knowledge, any asbestos in or on any portion of the Real Estate.

     3.13. Inventory. All inventory of the Company and the Subsidiaries
           ---------
reflected on the Current Balance Sheet has been recorded in accordance with GAAP. All inventories not written off have been priced at the lower of cost or market value on a first in first out basis.

     3.14. Accounts Receivable. Schedule 3.14 attached hereto sets forth a true,
           -------------------  -------------
correct and complete list of the accounts and notes receivable of the Company and the Subsidiaries (the "Accounts Receivable"), including the aging thereof as of December 31, 2001. All Accounts Receivable represent valid obligations owed to the Company or a Subsidiary arising from goods actually delivered or services actually performed by the Company or a Subsidiary in the ordinary course of business. To the Company's knowledge, except as set forth on Schedule 3.14,
                                                             -------------
there is no contest, claim, or right of set-off against the Accounts Receivable other than in the ordinary course of business and for which adequate reserves have been established and which are reflected on the Current Balance Sheet.

     3.15. Tax Matters.
           -----------

          (a) For purposes of this Agreement, "Code" means the Internal Revenue Code of 1986, as amended. "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall, profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) Except as set forth on Schedule 3.15 attached hereto:
                                     -------------

               (1) Each of the Company and the Subsidiaries have timely filed all federal, state and other Tax Returns that it was required to file. All such Tax Returns were at the time of filing true, correct and complete in all respects and accurately set forth

     (to the extent required to be included or reflected in such Tax Returns) all items relevant to the future tax liabilities of any of the Company or the Subsidiaries, including, without limitation, the net operating losses of the Company and the Subsidiaries and the tax bases of their properties and assets; provided, that notwithstanding the foregoing, no representation is made with respect to Buyer's ability to use such net operating losses to offset future federal income tax liabilities. All Taxes and other assessments and levies owed or claimed by any Governmental Body to be owed by any of the Company or the Subsidiaries (whether or not shown on any Tax Return) have been paid. All Taxes and other assessments and levies which the Company or any of the Subsidiaries is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper Governmental Bodies. None of the assets of the Company or any of the Subsidiaries is subject to any Lien (as defined in Subsection 3.20(d)) for payment of any Tax or assessment, other than Taxes and assessments not yet due and payable.

               (2) Neither the Company nor any of the Subsidiaries has waived or extended any applicable statute of limitations relating to any Tax or other assessment or levy.

               (3) No examination of any Tax Return of the Company or any of the Subsidiaries is currently in progress or, to the knowledge of the Company, threatened. No deficiencies in Taxes have been asserted or assessed against either the Company or any of the Subsidiaries as a result of any audit by the Internal Revenue Service or any other Governmental Body, and no such deficiency has been proposed or, to the Company's knowledge, threatened.

               (4) Neither the Company nor any of the Subsidiaries has filed a consent pursuant to Section 341(f) of the Code relating to collapsible corporations nor has any such corporation agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code). None of the Company and the Subsidiaries has made any payments, is obligated to make any payments, or is party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Secton 280G. None of the Company and the Subsidiaries is a party to any tax allocation or tax sharing agreement. None of the Company and the Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) has any liability for the Taxes of any other person (other than any of the Company and the Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. Each of the Subsidiaries is, and at all times since its formation has been, a member of an affiliated group within the meaning of
     Section 1504(a) of the Code of which the Company has been the common parent; and, for each tax year of each Subsidiary, the Company has filed a consolidated federal income Tax Return in which each such Subsidiary has joined.

               (5) None of the Company and the Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) agreement or requirement to make any adjustment pursuant to Section 481 of the Code (or any corresponding or similar provisions of state, local or foreign income Tax law) by reason of any change in any accounting method of the Company and the Subsidiaries made on or before the Closing Date or application pending with any Governmental Body requesting permission for any change in any accounting method; (B) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (C) deferred intercompany gain or excess loss account described in Treasury Regulations under Code
     Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid amount received on or prior to the Closing Date.

               (6) None of the Stockholders is a "foreign person" within the meaning of Section 1445(b)(2) of the Code.

               (7) The unpaid Taxes of the Company and the Subsidiaries (A) did not, as of the date of the Current Balance Sheet, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and tax income) set forth on the face of the Current Balance Sheet and (B) will not exceed that reserve as adjusted for operations and transactions in the ordinary course of the business of the Company and the Subsidiaries through the Closing Date in accordance with past custom and practice of the Company and the Subsidiaries in filing their Tax Returns.

               (8) None of the Company and the Subsidiaries has had an ownership change as defined in Section 382(g) of the Code.

          (c) Schedule 3.15 attached hereto lists (1) all Tax Returns filed by
              -------------
the Company or any of the Subsidiaries which have been reviewed or audited by applicable federal, state, local and foreign taxing authorities (2) all Tax Returns filed by the Company or any of the Subsidiaries which have received clearances or other indications of approval from applicable federal, state, local and foreign taxing authorities, and (3) all Tax Returns filed by the Company or any of the Subsidiaries which are currently the subject of an audit. The Company has made available to Buyers correct and complete copies of all Tax Returns filed by the Company or any of the Subsidiaries and all examination reports and statements of deficiencies assessed or agreed to by the Company or any of the Subsidiaries. Except as set forth on Schedule 3.15, no issue or
                                                -------------
issues have been raised in connection with any prior or pending review or audit of said federal, state, local or foreign Tax Returns which may reasonably be expected to be raised in the future by such taxing authorities in connection with the audit or review of the Tax Returns of the Company or any of the Subsidiaries.

     3.16. Books and Records. The books of account, minute books, stock record
           -----------------
books, and other records of the Company and the Subsidiaries, all of which have been made available to Buyers, are complete and correct and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The minute books of the Company and the Subsidiaries contain accurate and complete records of all formal meetings held of, and corporate action taken by, the stockholders, the boards of directors, and committees of the boards of directors of the Company and the Subsidiaries, and no formal meeting of any such stockholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

     3.17. Contracts and Commitments.
           -------------------------

          (a) Schedule 3.17 attached hereto contains a true, complete and
              -------------
correct list (and description with respect to any oral contracts or agreements) of the following contracts and agreements (collectively, the "Contracts"):

               (1) all loan agreements, lines of credit, evidence of indebtedness, indentures, mortgages and guaranties to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

               (2) all pledges, conditional sale or title retention agreements, security agreements, equipment obligations, personal property leases and lease purchase agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

               (3) all contracts, agreements, commitments, purchase orders or other understandings or arrangements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound which (A) involve payments or receipts by the Company or any of the Subsidiaries of more than $100,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (B) which may materially adversely affect the condition (financial or otherwise) or the properties, assets, business or prospects of the Company or any of the Subsidiaries;

               (4) all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

               (5) all agency, distributor, sales representative, franchise or similar agreements to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries or any of their property is bound;

               (6) all contracts, agreements or other understandings or arrangements between the Company and any of the Subsidiaries (including, but not limited to, any tax sharing arrangements) or between the Company and any of the Stockholders or their affiliates;

               (7) all leases, whether operating, capital or otherwise, under which the Company or any of the Subsidiaries is lessor or lessee (except personal property leases each of which obligates the Company or any Subsidiary to make payments of less than $10,000 in any twelve (12) month period and which, in the aggregate, obligate the Company or any Subsidiary to make payments of less than $10,000 in any 12-month period);

               (8) all contracts, agreements or other understandings or arrangements between the Company or any Subsidiary, on the one hand, and the lessor of any property pursuant to any lease or affiliate thereof, on the other hand, including, without limitation, all agreements pursuant to which any such lessor or affiliate thereof provides services to the Company or any Subsidiary ("Ancillary Services Agreements");

               (9) all contracts, agreements and other documents or information relating to past disposal of waste (whether or not hazardous);

               (10) all contracts, agreements or other arrangements imposing a non-competition or non-solicitation obligation on the Company or any of its Subsidiaries;

               (11) all agreements currently in effect with any third party payor, including, without limitation, any health maintenance organization or health insurer;

               (12) all agreements or commitments for capital expenditures in excess of $50,000 for any single project;

               (13) any indemnity arrangement or undertaking arising in connection with any sale or disposition of assets (other than sales of assets in the ordinary course of business);

               (14) all contracts entered into outside the ordinary course of business; and

               (15) any other material agreements or contracts entered into by the Company or any of the Subsidiaries.

          (b) Except as set forth on Schedule 3.17:
                                     -------------

               (1) each Contract is a valid and binding agreement of the Company or the relevant Subsidiary, enforceable against the Company or the relevant Subsidiary in accordance with its terms, and the Company or the relevant Subsidiary does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

               (2) the Company or the relevant Subsidiary has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Company or the relevant Subsidiary, as the case may be, on its part prior to the date hereof, and the Company or the relevant Subsidiary, as the case may be, has no reason to believe that it will not be able to fulfill, when due, all of its obligations under the Contracts which remain to be performed after the date hereof;

               (3) the Company or the relevant Subsidiary is not in breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto; and

               (4) to the knowledge of the Company, there is no existing breach or default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto.

          (c) True, correct and complete copies of all Contracts have previously been delivered by the Company or the Stockholders to the Buyers.

     3.18. Governmental Authorizations.
           ---------------------------

          (a) Schedule 3.18 contains a complete and accurate list of each
              -------------
material approval, consent, license, permit, certification, registration, waiver or other authorization issued, granted, given or otherwise made available by or under the authority of any Government Body pursuant to any Legal Requirement (collectively, the "Governmental Authorizations") that is held by the Company or any of its Subsidiaries or that otherwise relates to the business of, or to any of the assets owned, leased or used by, the Company or any of its Subsidiaries, including a list of all hospital licenses, certificates of occupancy, certificates of need, Drug Enforcement Administration registrations, certifications for participation in the Medicare Program or any state Medicaid Program, and other Governmental Authorizations required for the operation of the long-term acute care hospitals currently owned, operated or managed by the Company or a Subsidiary (the "Company Facilities"). Each Governmental Authorization listed or required to be listed on Schedule 3.18 is valid and in
                                                 -------------
full force and effect. Except as set forth on Schedule 3.18:
                                              -------------

               (1) The Company and each of its Subsidiaries is, and at all times since its formation has been, in compliance with the terms and requirements of each Governmental Authorization identified or required to be identified on Schedule 3.18;
        -------------

               (2) to the Company's knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed on Schedule 3.18, or (B) result directly or
                                        -------------
     indirectly in the revocation, withdrawal, suspension, cancellation, termination or nonrenewal of, or any modification to, any Governmental Authorization listed or required to be listed on Schedule 3.18;
                                                      -------------

               (3) neither the Company nor any of its Subsidiaries has received, at any time since its formation, any written notice or, to the Company's knowledge, other communication from any Governmental Body or any other person or entity regarding (A) any actual, alleged, possible, or potential violation of or failure by the Company or any Subsidiary to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization;

               (4) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed on
     Schedule 3.18 have been duly filed on a timely basis with the appropriate
     -------------
     Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies; and

               (5) to the Company's knowledge, there is no reason why any Governmental Authorizations listed or required to be listed on Schedule
                                                                    --------
     3.18 and issued to the Company or one or more of the Subsidiaries will not
     ----
     be reissued or transferred in the ordinary course if required as a result of the execution and consummation of this Agreement.

The Governmental Authorizations listed in Schedule 3.18 collectively constitute
                                          -------------
all of the Governmental Authorizations necessary to permit the Company and the Subsidiaries to lawfully conduct and operate their businesses (including, without limitation, the operation of each of the Company Facilities) in the manner they currently conduct and operate such businesses and to permit the Company and each of its Subsidiaries to own and use their assets in the manner in which they currently own and use such assets.

          (b) Each Governmental Authorization held by any administrator, medical director, director of nursing or other material professional employee or contracted agent (each a "Professional Employee") of the Company or any Subsidiary and necessary for that Professional Employee to carry out his/her duties for the Company or a Subsidiary is valid and in full force and effect. Except as set forth on Schedule 3.18:
                       -------------

               (1) to the Company's knowledge, each Professional Employee is, and at all times since January 1, 1999, has been, in full compliance with all of the terms and requirements of each such Governmental Authorization;

               (2) to the Company's knowledge, no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any such Governmental Authorization, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any such Governmental Authorization;

               (3) to the Company's knowledge, no Professional Employee has received, at any time since January 1, 1999, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

               (4) to the Company's knowledge, all applications required to have been filed for the renewal of such Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations in order for the Professional Employee to perform his or her duties for the Company or any Subsidiary have been duly made on a timely basis with the appropriate Governmental Bodies.

     3.19. Employee Relations.
           ------------------

          (a) The Company and each of the Subsidiaries is in compliance with all Legal Requirements respecting employment and employment practices, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

          (b) Except as set forth on Schedule 3.19 attached hereto:
                                     -------------

               (1) none of the employees of the Company or the Subsidiaries is represented by any labor union;

               (2) there is no unfair labor practice complaint against the Company or any of the Subsidiaries pending before the National Labor Relations Board or any state or local agency;

               (3) there is no pending labor strike or other material labor trouble affecting the Company or any of the Subsidiaries (including, without limitation, any organizational drive);

               (4) there is no labor grievance pending against the Company or any of the Subsidiaries;

               (5) there has been no written demand or, to the Company's knowledge, other communication made to the Company or any Subsidiary on behalf of any labor union or organization, or, to the Company's knowledge, any efforts by any labor union or organization to obtain authorization, to represent any employee of the Company or any of the Subsidiaries;

               (6) there are no pending arbitration proceedings arising out of or under any collective bargaining agreement to which the Company or any of the Subsidiaries is a party, or to the knowledge of the Company, any reasonable basis for which a claim may be made under any collective bargaining agreement to which the Company or any of the Subsidiaries is a party; and

               (7) neither the Company nor any of the Subsidiaries has any continuing obligation for health, life, medical insurance or other similar fringe benefits to any former employee of the Company or any Subsidiary.

          (c) Schedule 3.19 sets forth a true, correct and complete list of the
              -------------
current payroll of the Company and the Subsidiaries, including the job description, salary or wage rate, date of hire, date of birth, bonus and/or severance plan eligibility, vacation and/or sick days accrued, and pending claims for benefits for each employee.

          (d) For purposes of this Subsection 3.19, the term "employee" shall be construed to include sales agents and other independent contractors who spend a majority of their working time on the business of the Company or any of the Subsidiaries.

     3.20. Employee Benefit Plans.
           ----------------------

          (a) Schedule 3.20 attached hereto contains a true, correct and
              -------------
complete list of all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plan, programs or arrangements, and all employment, termination, severance, tuition assistance, layoff, leave of absence or other contracts or agreements with respect to which the Company or any other person that, together with the Company would be treated as a single employer under Section 414 of the Code (an "ERISA Affiliate"), has any obligation or which are maintained, contributed to or sponsored by the Company or an ERISA Affiliate for the benefit of any current employee, officer or director of the Company or any Subsidiary or any former employee of the Company or a Subsidiary, other than plans, programs, arrangements, contracts or agreements for which no benefits are payable after the Closing (the "Employee Plans"). Except as set forth on Schedule 3.20 attached hereto, each Employee Plan is in writing and the
         -------------
Company has made available each of the following documents, to the extent applicable, with respect to each Employee Plan: (1) a copy of plan documents and/or summary plan description, together with any amendments or changes thereto, (2) a copy of each trust or other funding arrangement, (3) the most recently filed IRS Form 5500, (4) the most recently received IRS determination letter, and (5) the most recently prepared actuarial report and financial statement. Except as set forth on Schedule 3.20, the Company has no
                                            -------------
express or implied commitment to modify, change or terminate any Employee Plan, other than with respect to modifications, changes or terminations required by ERISA or the Code or any Governmental Body.

          (b) Except as set forth on Schedule 3.20:
                                     -------------

               (1) there is not now, and there has never been, an Employee Plan that is subject to Title IV or Section 302 of ERISA; and

               (2) there is not now, and there has never been, an Employee Plan that is a multiemployer plan within the meaning of Section 3(37) or 4001(a)(3) of ERISA, and neither the Company, nor any Subsidiary, nor any ERISA Affiliate has ever contributed or been required to contribute to any multiemployer plan or had any liability with respect to withdrawal from, or termination or reorganization of, any multiemployer plan.

          (c) Except for continuation coverage as required by Section 4980B of the Code or by applicable state insurance laws, no Employee Plan provides life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof, and neither the Company nor any Subsidiary has any current or projected liability with respect to post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees, except as required to avoid excise tax under Section 4980B of the Code.

          (d) With respect to each Employee Plan, neither the Stockholders nor the Company nor any of its current or former officers, directors or employees is currently liable for any tax arising under section 4971, 4972, 4975, 4976, 4979, 4980 or 4980B of the Code, liable generally under Section 409 of ERISA or liable for any civil penalty under Section 502(i) of ERISA, and no fact exists which could reasonably give rise to any such liability. Neither the Stockholders nor the Company has incurred any liability under Title IV of ERISA, and no fact exists that could reasonably be expected to result in such a liability. None of the assets of the Company is the subject of any lien, security interest, pledge, mortgage, charge or other encumbrance of any kind (a "Lien") arising under
Section 302(f) of ERISA or section 412(n) of the Code, and neither the Stockholders nor the Company has been required to post any security under
Section 307 of ERISA or section 401(a)(29) of the Code with respect to any Employee Plan, and no fact or event exists which could reasonably give rise to any such Lien or requirement to post any such security.

          (e) Each Employee Plan is now and has been operated and maintained in accordance with the terms and conditions of the respective plan documents and all applicable Legal Requirements, including, without limitation, ERISA and the Code. All reports, returns and similar documents required to be filed with any Governmental Body or distributed to participants in any Employee Plan have been duly and timely filed or distributed. The Current Balance Sheet reflects accruals of all amounts of employer contributions and premiums accrued by the Company but unpaid with respect to the Employee Plans as of the date of the Current Balance Sheet.

          (f) Except as set forth on Schedule 3.20, each Employee Plan which is
                                     -------------
intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified, and each related trust which is intended to be exempt from federal income tax pursuant to
Section 501(a) of the Code has received a determination from the IRS that it is so exempt, and no fact or event has occurred since the date of such determination letter that could reasonably be expected to affect such qualification or exemption, as the case may be.

          (g) The consummation of the transactions contemplated by this Agreement shall not accelerate the time of payment or vesting under any Employee Plan, nor obligate the Company or any Subsidiary to provide any current or former officer, director or employee of the Company or a Subsidiary with severance pay, unemployment compensation or similar payment.

          (h) Other than routine claims for benefits, there are no pending, threatened or anticipated claims by or on behalf of any Employee Plan, by any employee or beneficiary covered under any such Employee Plan, or otherwise involving any such Employee Plan, including, without limitation, an investigation or inquiry by any Governmental Body.

     3.21. Absence of Certain Changes or Events.
           ------------------------------------

          (a) Except as set forth on Schedule 3.21 attached hereto, since the
                                     -------------
date of the Current Balance Sheet, neither the Company nor any of the Subsidiaries has entered into any transaction which is not in the usual and ordinary course of business, and, without limiting the generality of the foregoing, except as set forth on Schedule 3.21, neither the Company nor any of
                                  -------------
the Subsidiaries has:

               (1) incurred any material obligation or liability for borrowed money;

               (2) discharged or satisfied any lien or encumbrance or paid any obligation or liability other than current liabilities reflected in the Current Balance Sheet;

               (3) mortgaged, pledged or subjected to lien, charge or other encumbrance any of their respective properties or assets;

               (4) sold or purchased, assigned or transferred any of its tangible assets or cancelled any debts or claims, other than in the ordinary course of business;

               (5) made any material amendment to or termination of any Contract or done any act or omitted to do any act which would cause the breach of any Contract;

               (6) suffered any losses of personal or real property, whether insured or uninsured, and whether or not in the control of the Company or the relevant Subsidiary, as the case may be, in excess of $50,000 in the aggregate, or waived any rights of any value;

               (7) authorized any declaration or payment of dividends by the Company or any Subsidiary which is not wholly owned by the Company, or paid any such dividends, or authorized any transfer of assets of any kind whatsoever by the Company or any such Subsidiary to any of their respective stockholders with respect to any shares of their capital stock;

               (8) [intentionally omitted];

               (9) made any material change in the terms, status or funding condition of any Employee Plan, as defined in Subsection 3.20 hereof;

               (10) engaged any new employee for a permanent position with a salary in excess of $50,000 per annum;

               (11) made, or committed to make, any changes in the compensation payable to any officer, director, employee or agent of the Company or any Subsidiary, or any bonus payment or similar arrangements made to or with any of such officers, directors, employees or agents;

               (12) incurred any capital expenditure in excess of $50,000 in any instance or $100,000 in the aggregate;

               (13) made any material alteration in the manner of keeping the books, accounts or records of the Company or any Subsidiary, or in the accounting practices therein reflected; or

               (14) suffered any material adverse change in the consolidated results of operations, condition (financial or otherwise), assets, liabilities (whether absolute, accrued, contingent or otherwise), business or prospects of the Company and the Subsidiaries taken as a whole, other than occurrences, events and developments affecting the industry in which the Company and the Subsidiaries operate as a whole..

          (b) Neither the Company nor the Stockholders have knowledge of any existing or threatened occurrence, event or development which, as far as can be reasonably foreseen, could have a material adverse effect on the business, properties, assets, condition (financial or otherwise) or prospects of the Company and the Subsidiaries taken as a whole, other than occurrences, events and developments affecting the industry in which the Company and the Subsidiaries operate as a whole.

     3.22. Compliance with Laws.
           --------------------

          (a) Except as set forth on Schedule 3.22:
                                     -------------

               (1) The Company, and each of its Subsidiaries, is and at all times since its formation has been, in compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership, lease or use of any of its assets, including, without limitation, all statutes, rules, regulations and regulatory requirements relating to (A) the operation of a Company Facility as a long-term acute care hospital and (B) health, safety, pollution, hazardous waste, environmental or other similar matters;

               (2) to the Company's knowledge, no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to (A) constitute or result in a violation by the Company or any Subsidiary of, or a failure on the part of the Company or any Subsidiary to comply with, any Legal Requirement, (B) give rise to any obligation on the part of the Company or any Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, or (C) result in the imposition of a lien against the Company or any Subsidiary, any of the Real Estate or any other property of the Company or a Subsidiary under any Legal Requirement; and

               (3) neither the Company nor any Subsidiary has received, at any time since its formation, any written notice or, to the Company's knowledge, other communication from any Governmental Body or any other person or entity regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company or any Subsidiary to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

          (b) Without limitation of the other provisions of this Subsection 3.22, except as set forth on Schedule 3.22:
                             -------------

               (1) neither the Company nor any Subsidiary has submitted any claim in connection with any referral to any Company Facility that violated any applicable self-referral law, including, without limitation, the Ethics in Patient Referrals Act, 42 U.S.C. Section 1395nn (the "Stark Act"), or any applicable state self-referral law.

               (2) neither the Company nor any Subsidiary has submitted any claim for payment to any payor source, either governmental or nongovernmental, in violation of any false claim or fraud law, including, without limitation, the False Claims Act, 31 U.S.C. Section 3729, or any other applicable federal or state false claim or fraud law.

               (3) neither the Company nor any Subsidiary nor, to the Company's knowledge, any person or entity providing professional or other services to the Company or a Subsidiary is presently, or has, engaged in any activities which are prohibited, or are cause for criminal or civil penalties and/or mandatory or permissive exclusion from any Health Care Program (as hereinafter defined), including, without limitation, (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (B) knowingly and willfully making or causing to be made a false statement or representation of a material fact for use in determining rights to any benefit or payment; (C) presenting or causing to be presented a claim for reimbursement under any Health Care Program that is: (i) for an item or service the claimant knows or should know was not provided as claimed; (ii) for an item or service the claimant knows or should know is false or fraudulent; or (iii) for an item or service the claimant knows or should know is not medically necessary;
     (D) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment; (E) knowingly or willfully soliciting or receiving any bribe, rebate, payoff, influence payment, kickback or other payment of any nature in violation of any Legal Requirement with respect to any Health Care Program (a "Questionable Payment"); or (F) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) or a material fact with respect to (i) the conditions or operations of a Company Facility in order that such Company Facility may obtain certification, accreditation or similar approval under any Federal Health Care Program (as defined at 42 U.S.C. Section 1320a-7b(f)) or any health care program operated by or financed in whole or in part by any state or other government jurisdiction in which the Company or any Subsidiary is authorized to do business (each a "State Health Care Program" and together with the Federal Health Care Programs, the "Health Care Programs"), or (ii) information required to be provided under Section 1124A of the Social Security Act (42 U.S.C. Section 1320a-3).

               (4) neither the Company, nor any Subsidiary nor any Manager (as hereinafter defined in Section 14), officer or director of the Company or any Subsidiary, nor, to the Company's knowledge, any other employee or contracted agent of the Company or any Subsidiary, has, directly or indirectly, (A) offered, paid, solicited or received any remuneration, in cash or in kind, to, or made any financial arrangements with, any past or present customers, past or present suppliers, contractors or third party payors of the Company or any Subsidiary, in order to obtain business or payments from such Persons in violation of any Legal Requirement; (B) solicited, received, given or agreed to give, or is aware that there has been made or that there is any agreement to make, any gift or gratuitous Payment (as hereinafter defined) of any kind, nature or description to any customer or potential customer, supplier or potential supplier, contractor, third party payor or any other Person in violation of any Legal Requirement; (C) made or agreed to make, or is aware that there has been made or that there is any agreement to make, any contribution, payment, gift or other distribution, whether in money, property or services (a "Payment") to, or for the private use of, any governmental official, employee or agent where the Payment was in violation of any Legal Requirement; (D) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on any of the books or records of the Company or any of the Subsidiaries for any reason; (E) made, or agreed to make, or is aware that there has been made or that there is any agreement to make, any Payment to any person or entity with the intention or understanding that any part of such Payment would be used for any purpose other than that described in the documents supporting such Payment, or

     (F) solicited, received, paid or offered any illegal remuneration for any referral to any Company Facility in violation of any Legal Requirement, including without limitation, the Federal Anti-Kickback Statute, 42 U.S.C.
     Section 1320a-7b(b) or any applicable state anti-kickback law.

               (5) neither the Company, nor any Subsidiary, nor any Manager, officer or director of the Company or any Subsidiary, nor, to the Company's knowledge, any other employee or contracted agent of the Company or any of the Subsidiaries, has been convicted of, charged with, or investigated (other than as part of routine surveys) for (A) a criminal offense related to the delivery of an item or service under Medicare, Medicaid, or any other federal or state health care program (including without limitation any program funded under Title V or Title XX of the Social Security Act (the Maternal and Child Health Services Program or the Block Grants to States for Social Services Program, respectively)), (B) a criminal offense relating to neglect or abuse of patients in connection with the delivery of a health care item or service, (C) fraud, theft, embezzlement, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a health care program operated by or financed in whole or in part by any federal or state government agency, (D) unlawful manufacture, distribution, prescription, or dispensing of a controlled substance, or (E) obstructing an investigation of any crime referred to in (A) through (D) above. Neither the Company, nor any Subsidiary, nor any Manager, officer, director or other employee of the Company or any Subsidiary has been excluded or suspended from participation in the federal Medicare Program as defined at title XVIII of the Social Security Act (the "Medicare Program"), any state healthcare program established pursuant to Title XIX of the Social Security Act (a "Medicaid Program"), or any other Health Care Program or been subject to any order or consent decree of, or criminal or civil fine or penalty imposed by, any court or governmental agency with respect to such Program. Neither the Company nor any Subsidiary has arranged or contracted with (by employment or otherwise) any Person that is excluded from participation in a Federal Health Care Program, for the provision of items or services for which payment may be made under such Federal Health Care Program.

               (6) the Company and each of the Subsidiaries has correctly maintained all records (whether financial, medical or otherwise) required by any Governmental Body and timely filed all reports, data or other information required to be filed with any Governmental Body.

               (7) the Company and the Subsidiaries are approved as participating providers of services in and under the third-party payment programs listed on Schedule 3.22. No action is pending to suspend, limit,
                        -------------
     terminate or revoke the status of the Company or any Subsidiary as a provider in any such program, and neither the Company nor any of the Subsidiaries has received written notice or, to the Company's knowledge, received any other communication from any such third-party payor of its intentions to suspend, limit, terminate, revoke, or fail to renew any contractual arrangement with the Company or any Subsidiary as a participating provider of services in whole or in part.

     3.23. Environmental and Safety Matters.
           --------------------------------

          (a) As used in this Agreement, "Hazardous Substance" means any "Hazardous Substance," "Pollutant" or "Contaminant" (as such terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) ("CERCLA")), flammable or
                                          -- ---
explosive material, radioactive material, dioxins, heavy metals, radon gas, asbestos, petroleum products or by-products, polychlorinated biphenyls, medical or infectious waste or materials, or any other substance or material which is included under or regulated by any local, state or federal law, rule or regulation, pertaining to environmental or health and safety regulation, contamination, cleanup or disclosure including, without limitation, CERCLA, the Superfund Amendments and Reauthorization Act (10 U.S.C. Sections 2701 et seq.),
                                                                      -- ---
the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.),
                                                                    -- ---
the Toxic Substances Control Act (15 U.S.C. Sections 2601 et seq.), the Federal
                                                          -- ---
Water Pollution Control Act (33 U.S.C. Sections 1251 et seq.), the Clean Air Act
                                                     -- ---
(42 U.S.C. Sections 7401 et seq.), the Emergency Planning Community Right to
                         -- ---
Know Act (42 U.S.C. Sections 11001 et seq.) and the Occupational Safety and
                                   -- ---
Health Act (29 U.S.C. Sections 651 et seq.), each as amended (collectively,
                                   -- ---
"Environmental Laws").

          (b) Except as set forth on Schedule 3.23, neither the Company nor any
                                     -------------
Subsidiary nor, to the Company's knowledge, any predecessor in interest of the Company or any Subsidiary, nor to the Company's knowledge, any other person or entity, has generated, manufactured, stored, transported, treated, recycled, disposed of or otherwise handled in any way any Hazardous Substances on, beneath or about any of the Real Estate except in compliance with Environmental Laws.

          (c) Except as set forth on Schedule 3.23, there has not been a release
                                     -------------
or threat of release or discharge (as such terms are defined in applicable Environmental Laws) of any Hazardous Substance into the soil, surface waters, groundwaters, drinking water supplies, navigable waters, land, surface or subsurface strata, ambient air or other environmental medium, that has resulted in or could reasonably result in any damage, loss, cost, expense, claim, demand or liability to or against the Company, any Subsidiary or Buyers by any Governmental Body or third party relating to or resulting from the operation of the Company Facilities or otherwise related to the Real Estate, irrespective of the cause of such condition.

          (d) Neither the Company nor any Subsidiary has received any notice, complaint, order or action from any Governmental Body or private or public entity or person relating to Hazardous Substances or environmental, health or safety problems, impairments or liabilities with respect to operation of the Company Facilities or the Real Estate or advising the Company or a Subsidiary that it is potentially responsible for response costs or remediation with respect to a release or threatened release of any Hazardous Substances.

          (e) There are no other locations where any Hazardous Substances generated from the operation of the Company Facilities or the Real Estate have been stored, treated, recycled or disposed of, whether by the Company, any Subsidiary or any other person or entity on behalf of the Company or a Subsidiary, other than locations where medical and infectious wastes have been disposed of in accordance with applicable Legal Requirements and in a manner which will not result in liability to Buyers, the Company or any Subsidiary.

          (f) None of the Company Facilities or the Real Estate is (or with the passage of time and/or the giving of notice would be) subject to any private or governmental lien or claim relating to Hazardous Substances or environmental, health or safety problems, conditions, impairments or liabilities.

     3.24. Hill-Burton. Neither the Company nor any Subsidiary has ever
           -----------
received, nor was the construction, renovation or improvement of any Company Facility at any time financed by, any construction grants, loans or loan guarantees made pursuant to the Hospital Survey or Construction Act, Title VI of the Public Service Act or the National Health Planning and Resource Development Act, Title XVI of the Public Health Service Act (Title VI and Title XVI being hereinafter referred to as the "Hill-Burton Act"). Neither the Company nor any Subsidiary is subject to any obligations or community service assurance requirements pursuant to the Hill-Burton Act.

     3.25. Other Health Care Matters. Except as set forth on Schedule 3.25, each
           -------------------------                         -------------
Company Facility is certified for participation in the Medicare Program, has current and valid provider agreements with the Medicare Program, is in compliance with the conditions of participation in such program and has received all approvals or qualifications necessary for continued operation of such Company Facility. The cost reports of each Company Facility for the Medicare Program and the Medicaid Programs in which such Company Facility participates and for reimbursement from any other agency for the fiscal years identified on
Schedule 3.25 have been filed and are complete and correct in all material
-------------
respects, and have been prepared and filed in accordance with all applicable Legal Requirements. Such cost reports of each Company Facility were filed when due. True and correct copies of all such cost reports of each Company Facility have been furnished to Buyers. Except as set forth on Schedule 3.25, there are
                                                      -------------
no claims, actions or appeals pending before any Governmental Body (including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Center for Medicare and Medicaid Services), with respect to any cost report or claim filed by the Company, any Subsidiary or any predecessor of the Company or any Subsidiary pursuant to the Medicare Program and any Medicaid Program, or any disallowance by any Governmental Body in connection with any audit of such cost reports or claims (including any notices of program reimbursement or periodic interim payment overpayments). Except as set forth on Schedule 3.25, each Company Facility is
                                      -------------
duly accredited, with no contingencies, by the Joint Commission on Accreditation of Healthcare Organizations ("JCAHO"), and such accreditation expires as of the applicable date set forth opposite such Company Facility's name on Schedule
                                                                   --------
3.25.
----

     3.26. Indebtedness to and from Officers, Directors and Stockholders. Except
           -------------------------------------------------------------
as set forth on Schedule 3.26 attached hereto and except for intercompany
                -------------
indebtedness payable among the Company and any Subsidiary or among the Subsidiaries, neither the Company nor any of the Subsidiaries is indebted, directly or indirectly, to any person who is an officer, director or stockholder of any of the foregoing entities or any affiliate of any such person in any amount whatsoever other than for salaries for services rendered or reimbursable business expenses, all of which have been reflected on the Current Financial Statements, and no such officer, director, stockholder or affiliate is indebted to the Company or any of the Subsidiaries except for advances made to employees of the Company or any of the Subsidiaries in the ordinary course of business to meet reimbursable business expenses anticipated to be incurred by such obligor.

     3.27. Banking Facilities. Schedule 3.27 attached hereto sets forth a true,
           ------------------  -------------
correct and complete list of:

          (a) each bank, savings and loan or similar financial institution in which the Company or any of the Subsidiaries has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or any of the Subsidiaries thereat; and

          (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

     3.28. Powers of Attorney and Suretyships. Except as set forth on Schedule
           ----------------------------------                         --------
3.28 attached hereto, neither the Company nor any of the Subsidiaries has any
----
general or special powers of attorney outstanding (whether as grantor or grantee thereof) or has any obligation or liability (whether actual, accrued, accruing, continent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business.

     3.29. Conflicts of Interest. Except as set forth on Schedule 3.29 attached
           ---------------------                         -------------
hereto, no officer, director or Stockholder of the Company or any Subsidiary nor, to the knowledge of the Company or the Stockholders, any affiliate of any such person, now has or within the last three (3) years had, either directly or indirectly:

          (a) an equity or debt interest in any corporation, partnership, joint venture, association, organization or other person or entity which furnishes or sells or during such period furnished or sold services or products to the Company or any of the Subsidiaries, or purchases or during such period purchased from the Company or any of the Subsidiaries any goods or services, or otherwise does nor during such period did business with the Company or any of the Subsidiaries; or

          (b) a beneficial interest in any contract, commitment or agreement to which the Company or any of the Subsidiaries is or was a party or under which any of them is or was obligated or bound or to which any of their respective properties may be or may have been subject, other than stock options and other contracts, commitments or agreements between the Company or any of the Subsidiaries and such persons in their capacities as employees, officers or directors of the Company or such Subsidiary.

     3.30. Brokers. No person, firm or corporation has acted in the capacity of
           -------
broker or finder on behalf of the Company or the Subsidiaries to bring about the negotiation of this Agreement.

     3.31. Redemption Agreements. The Company and each of the Option Holders
           ---------------------
have entered into Redemption Agreements, true and complete copies of which are attached hereto as Exhibits B, C and D.
                   -------------------

     3.32. Disclosure. The information concerning the Company and the
           ----------
Subsidiaries set forth in this Agreement, the Exhibits and Schedules attached hereto and any document, statement or certificate furnished or to be furnished to the Buyers pursuant hereto, does not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements and facts contained herein or therein, in light of the circumstances in which they are made, not false and misleading. The Stockholders and the Company have disclosed to the Buyers all material facts pertaining to the transactions contemplated by this Agreement and the Exhibits hereto. Each of the representations and warranties set forth this Section 3 shall be deemed to be material and relied upon by Buyers, and shall not be affected or deemed waived by reason of the fact that the Buyers knew or should have known that any representation or warranty is or might be inaccurate in any respect, or otherwise by reason of any investigation made by Buyers.

     4.   Representations of the Buyers
          -----------------------------

          The Buyers represent and warrant to each Stockholder as follows:

     4.01. Organization and Authority. Each of the Buyers is a corporation duly
           --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority (corporate and other) to own, operate or lease its properties and assets as now owned, operated or leased and to carry on its business as and where now being conducted.

     4.02. Authorization. The execution and delivery by the Buyers of this
           -------------
Agreement and the agreements provided for herein, and the consummation by the Buyers of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyers, enforceable against the Buyers in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyers of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of Legal Requirement applicable to the Buyers; (b) violate the provisions of either of the Buyer's certificate of incorporation or bylaws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or create any right of termination or acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyers pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which either of the Buyers is a party or by which either of the Buyers is or may be bound.

     4.03. Disclosure. No representation or warranty by the Buyers in this
           ----------
Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

     4.04. Investment Representation. The Buyers are acquiring the Shares from
           -------------------------
each Stockholder for their own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Buyers have no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof; provided, however, that Buyers intend to pledge the Shares under existing credit agreements.

     5.   Deliveries.
          ----------

     5.01. Closing Deliveries of the Company. The Company shall deliver to
           ---------------------------------
Buyers at or prior to the Closing such documents, instruments or certificates as the Buyers may reasonably request including, without limitation:

          (a) an estoppel certificate, in form and substance reasonably satisfactory to Buyers, from each lessor from whom the Company or any Subsidiary leases real or personal property;

          (b) a non-competition agreement, in the form and substance of Exhibit
                                                                        --------
E hereto, executed by Ty Richardson;
-

          (c) written resignations of all officers and directors of the Company and each of the Subsidiaries;

          (d) the original corporate minute books of the Company and the Subsidiaries and all corporate seals;

          (e) an opinion of Hallett & Perrin, P.C., counsel to the Stockholders, the Company and the Subsidiaries, dated as of the Closing Date, in substantially the form attached hereto as Exhibit F;
                            ---------

          (f) a certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyers, of the Secretary or an Assistant Secretary of the Company, certifying (1) that attached thereto is a complete and correct copy of the certificate of incorporation of such corporation, as amended to date, (2) that attached thereto is a complete and correct copy of the bylaws of such corporation, as amended to date, (3) that attached thereto is a complete and correct copy of resolutions adopted by the board of directors of such corporation, together with copies of all other resolutions or other approvals (including, without limitation, any stockholder approvals), in each case as are necessary to authorize the execution, delivery and performance of this Agreement and all instruments, certificates or agreements furnished pursuant to this Agreement, and that such resolutions and other approvals have not been amended or modified in any respect and remain in full force and effect as of the date thereof, (4) that the persons named therein are all of the duly elected, qualified and acting officers of the Company and that set forth therein is a genuine signature or true facsimile thereof for each such officer, and (5) that attached thereto is a complete and correct certificate for the Company, dated not more than thirty
(30) days prior to the Closing Date, of the Delaware Secretary of State, certifying that the Company is a corporation duly qualified and in good standing in such state;

          (g) certificates of appropriate governmental officials in each state in which the Company is required to qualify to do business as a foreign corporation as to the due qualification and good standing (including tax) of the Company in each such jurisdiction;

          (h) certificates of appropriate governmental officials in each state in which a Subsidiary either (i) was incorporated or (ii) is required to qualify to do business as a foreign corporation, as to the due qualification and good standing (including tax) of such Subsidiary in each such jurisdiction;

          (i) endorsements from Commonwealth Land Title Company and First American Title Insurance Company, the providers of policies of title insurance with respect to the Real Estate, as may be reasonably requested by Buyers, including, without limitation, statements that the title insurance coverage is effective as of the Closing and reflecting no Exceptions other than as shown on
Schedule 3.12A;
--------------

          (j) a copy of the Escrow Agreement, duly executed by the Stockholders' Representative;

          (k) a sublease agreement, in the form and containing the substance of Exhibit G, assigning or otherwise transferring the lease and sublease relating
---------
to 6,386 square feet of rentable space at 5300 Town & Country Boulevard in Frisco, Texas (the "Stonebriar Sublease") to Ty Richardson or an affiliate of Ty Richardson, which sublease shall include provisions for Ty Richardson to indemnify and hold harmless Buyers, the Company and the Subsidiaries from and against any and all claims, damages, losses, liabilities, costs and expenses arising under the Stonebriar Sublease, for periods on or after the Closing Date;

          (l) an agreement, in the form and containing the substance of Exhibit
                                                                        -------
H, granting the right to use certain (i) office furniture, which is owned by
-
eLoyalty and subleased to Specialty, (ii) copier and fax equipment, which is being leased by eLoyalty and which eLoyalty has granted Specialty the right to use, and (iii) phone equipment, which is being leased by eLoyalty and which lease has been assigned to Specialty (the "Stonebriar Furniture and Equipment Use Agreement") to Ty Richardson or an affiliate of Ty Richardson, which agreement shall include provisions for Ty Richardson to indemnify and hold harmless Buyers, the Company and the Subsidiaries from and against any and all claims, damages, losses, liabilities, costs and expenses arising under the Stonebriar Furniture and Equipment Use Agreement, for periods on or after the Closing Date;

          (m) a letter, executed by the Stockholders, containing instructions for the wire transfer of the Closing Payment and the Post-Closing Payment, if any; and

          (n) a receipt executed by the Stockholders' Representative acknowledging receipt of the Closing Payment.

     5.02. Closing Deliveries of Stockholders. Each Stockholder shall deliver at
           ----------------------------------
or prior to the Closing such documents, instruments or certificates as the Buyers may reasonably request, including, without limitation:

          (a) the stock certificates representing the Shares duly endorsed in accordance with Subsection 1.01 of this Agreement; and

          (b) a non-foreign affidavit, dated as of the Closing Date and in the form and containing the substance required to exempt Buyers from any obligation to withhold any portion of the Purchase Price under the Treasury Regulations issued pursuant to Section 1445 of the Code.

     5.03. Closing Deliveries of Buyers. The Buyers shall deliver to the
           ----------------------------
Stockholders' Representative at or prior to the Closing such documents, instruments or certificates as the Stockholders' Representative may reasonably request, including, without limitation:

          (a) payment of the Closing Payment;

          (b) a certificate, dated as of the Closing Date, in form and substance reasonably satisfactory to Stockholders' Representative, of the Secretary or an Assistant Secretary of each of the Buyers, certifying (1) that attached thereto is a complete and correct copy of the certificate of incorporation of such corporation, as amended to date, (2) that attached thereto is a complete and correct copy of the bylaws of such corporation, as amended to date, (3) that attached thereto is a complete and correct copy of resolutions adopted by the board of directors of such corporation, together with copies of all other resolutions or other approvals, in each case as are necessary to authorize the execution, delivery and performance of this Agreement and all instruments, certificates or agreements furnished pursuant to this Agreement, and that such resolutions and other approvals have not been amended or modified in any respect and remain in full force and effect as of the date thereof, (4) that the persons named therein are all of the duly elected, qualified and acting officers of such Buyer and that set forth therein is a genuine signature or true facsimile thereof for each such officer, and (5) that attached thereto is a complete and correct certificate for such Buyer, dated not more than thirty (30) days prior to the Closing Date, of the Delaware Secretary of State, certifying that such Buyer is a corporation duly qualified and in good standing in such state;

          (c) a copy of the Escrow Agreement, duly executed by the Buyers and the Escrow Agent; and

          (d) a receipt executed by the Buyers acknowledging receipt of the certificates evidencing the Shares.

     6.   Indemnification
          ---------------

     6.01. Survival of Representations. All representations, warranties,
           ---------------------------
covenants and obligations of the Stockholders and the Company in this Agreement or in any instrument or document furnished in connection with this Agreement or the transactions contemplated hereby, shall survive the Closing and remain in full force and effect, regardless of any investigation made by or on behalf of the Indemnified Party, for a period of two (2) years after the Closing Date; provided, however, that, notwithstanding the foregoing, the representations and warranties set forth in Subsection 3.15 shall remain in full force and effect for period equal to the statute of limitations applicable to the matters set forth in such section and (i) the representations and warranties set forth in Subsections 3.22, 3.23 and 3.25 and (ii) the indemnification obligations under Subsection 6.03(b) shall remain in full force and effect for a period of three
(3) years after the Closing Date; and provided further, that claims asserted in writing prior to the applicable expiration date or which are based upon fraud by any of the Stockholders shall survive until finally resolved and satisfied in full.

     6.02. Indemnification by the Stockholders. From and after the Closing Date,
           -----------------------------------
each Stockholder, severally and not jointly, will indemnify and hold harmless the Buyers and the Company from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions) (collectively, the "Losses") arising out of or resulting from any inaccuracy in, or breach of, a representation or warranty made by such Stockholder in Section 2 of this Agreement, or any breach of any covenant, agreement or obligation of such Stockholder contained in this Agreement or in any other agreement, instrument or document contemplated by this Agreement.

     6.03. Indemnification by the Stockholders. From and after the Closing Date,
           -----------------------------------
each Stockholder, severally and not jointly, will indemnify and hold harmless the Buyers and the Company from and against such Stockholder's Pro Rata Share of any Losses arising out of or resulting from:

          (a) any inaccuracy in, or breach of, any representation or warranty made by the Company in this Agreement or in any certificates contemplated by this Agreement;

          (b) any claim against the Company or any Subsidiary with respect to the Company or a Subsidiary's participation in the Medicare Program or in any state Medicaid program on or prior to the Closing Date, to the extent such liability is not included as a liability in determining the final Purchase Price payable as provided in Subsections 1.03 through 1.06, including, without limitation, any such claims of overpayments made to the Company or any Subsidiary with respect to services rendered on or prior to the Closing Date, any civil monetary penalties relating to actions or omissions occurring on or prior to the Closing Date, and any alleged false claims made by the Company or any Subsidiary on or prior to the Closing Date;

provided, that the Stockholders shall not be obligated to indemnify the Buyers and the Company with respect to claims relating to the Company's or any Subsidiary's participation in the Medicare Program or any state Medicaid program on the Closing Date which are solely the result of actions taken by the Buyers on the Closing Date and are not contemplated in this Agreement (it being understood and agreed that the Company's payments of severance and tail insurance premiums on or about the Closing Date are contemplated herein, will be included as reimbursable expenses on the cost reports for the Company and the Subsidiaries which include the Closing Date and which will be filed after the Closing Date, and will be subject to indemnification by the Stockholders to the extent disallowed by the Medicare program); and

          (c) any Action against the Company or any Subsidiary pertaining to the business or operations of the Company or any of its Subsidiaries prior to the Closing Date (including, without limitation, any claims of malpractice, negligence, willful misconduct or employment discrimination), except to the extent such Action (1) is covered by insurance maintained by the Company or any of its Subsidiaries or (2) is reflected as a liability on the Closing Balance Sheet.

     6.04. Limitation on Liability for Breaches of Representations, Warranties
           -------------------------------------------------------------------
and Covenants; Payment of Indemnity Claims.
------------------------------------------

          (a) The Stockholders will have no liability for indemnification or otherwise, with respect to the matters described in Subsection 6.03 unless the aggregate amount of all Losses for which the Stockholders would, but for this Subsection 6.04, be liable pursuant to Subsection 6.03, exceeds $250,000, and if the aggregate amount of such Losses exceeds $250,000, then the Stockholders shall only be liable for the amount by which such Losses exceed $250,000; provided, that this Subsection 6.04 shall not apply to breaches of Subsection
3.02 or to breaches of Subsection 3.20 with respect to the Company's 401(k) plan.

          (b) The amount of any Losses otherwise payable to any Indemnified Party (as hereinafter defined in Subsection 6.05) in respect of any breach of the representations and warranties set forth in this Agreement shall be reduced to the extent that such Indemnified Party actually receives, by reason of such Losses, any insurance proceeds; provided, however, that the reduction, if any, shall be offset by any increase in premiums attributable to such breach of representation and warranty. In the event that any such insurance proceeds are actually received by an Indemnified Party (as hereinafter defined in Subsection 6.05) subsequent to the receipt by such Indemnified Party of an indemnification payment hereunder in respect of the Losses to which such insurance proceeds relate, the Indemnified Party shall refund to the Indemnifying Party an amount equal to such insurance proceeds.

          (c) Any claim for indemnification by the Buyers or the Company under Subsection 6.03 will be satisfied first out of any amount remaining in the Reserve Account, and thereafter by the Stockholders directly on a several and not joint basis. All indemnification by the Stockholders hereunder (to the extent not satisfied from the Reserve Account) shall be effected by payment of cash or delivery of a cashier's or certified check in the amount of the indemnification liability.

          (d) Notwithstanding anything to the contrary contained herein, in no event shall the cumulative liability of the Stockholders under Subsection 6.03 exceed $20 million nor shall the cumulative amounts paid by any particular Stockholder under Subsection 6.03 exceed such Stockholder's Pro Rata Share of $20 million.

     6.05. Claims for Indemnification. As soon as is reasonably practicable
           --------------------------
after Buyers or the Company become aware of any claim that they have to recover Losses under this Section 6, Buyers or the Company, as the case may be (the "Indemnified Party") shall notify the Stockholders' Representative in writing, which notice shall describe the claim in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the claim. The failure of any Indemnified Party to promptly give the Stockholders' Representative such notice shall not preclude such Indemnified Party from obtaining indemnification under this Section 6, except to the extent that such Indemnified Party's failure has materially prejudiced the Stockholders' rights or materially increased their liabilities and obligations hereunder. In the event of a third party claim which is subject to indemnification under this
Section 6, the Stockholders' Representative shall promptly (and in any event within ten (10) business days after the giving of such notice) defend such claim by counsel of its own choosing, subject to the approval of the Indemnified Party, which approval shall not unreasonably be withheld, conditioned or delayed, and the Indemnified Party shall cooperate with the Stockholders' Representative in the defense of such claim including the settlement of the matter (with Stockholders being responsible for all costs and expenses of such settlement); provided, that the Stockholders' Representative must, prior to undertaking the defense of any claim, acknowledge in writing to the Indemnified Party the Stockholders' obligation to indemnify the Indemnified Party with respect to such claim hereunder; and provided, further, that the Stockholders' Representative shall not settle any claim without the consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. If the Stockholders' Representative fails to acknowledge in writing its indemnification obligation and/or to defend the Indemnified Party within such ten (10) business day period, the Indemnified Party shall be entitled to undertake the defense, compromise or settlement of such claim at the expense of and for the account and risk of the Stockholders.

     6.06. Arbitration. All disputes with regard to the parties' respective
           -----------
entitlement to any portion of the Reserve Account or to indemnification hereunder shall be settled by arbitration in accordance with Section 8 hereof.

     7. Post-Closing Agreements.
        -----------------------

     7.01. Access to Corporate Office Space. Notwithstanding anything in this
           --------------------------------
Agreement to the contrary, Buyers shall be permitted access to the office space located at 5300 Town & Country Boulevard in Frisco, Texas as set forth in the Stonebriar Sublease.

     7.02. Tax Matters.
           -----------

          (a) Buyers will be responsible for the preparation and filing of all Tax Returns of the Company and the Subsidiaries for all periods ending on or before the Closing Date or including the Closing Date as to which such Tax Returns are due after the Closing Date. Buyers shall permit the Stockholders' Representative to review each income Tax Return described in the previous sentence for a period ending on or before the Closing Date at least thirty (30) days prior to the due date for filing such Tax Return (as the same may be extended by any extensions) and shall make such revisions as are reasonably requested by the Stockholders' Representative. To the extent that a liability for Taxes for any Tax period with respect to which Buyers prepare a Tax Return pursuant to the first sentence hereof was not included among the Purchase Price Deductions set forth on the Final Purchase Price Deductions Statement (but excluding any liability which arises as a result of any election under Code Section 338 with respect to the purchase of Shares contemplated by this Agreement), such liability for Taxes shall be subject to the indemnification provisions of Section 6 (subject to the limitations contained therein) as a breach of the Company's representations and warranties contained in Subsection 3.06. For such purposes, such Tax liability shall be deemed an amount equal to (1) with respect to any taxable period ending on or before the Closing Date, the amount of such Taxes for such period and (2) with respect to any taxable period beginning on or before the Closing Date and ending after the Closing Date, the portion of such Taxes which relates to the portion of such taxable period ending on the Closing Date. For the purposes of this Subsection 7.02, in case of any Taxes that are imposed on a periodic basis and are payable for a period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such period ending on the Closing Date shall (i) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period, and (b) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practices of the Company and the Subsidiaries. The Stockholders shall cooperate fully, as and to the extent reasonably requested by Buyers, in connection with the filing of Tax Returns pursuant to this Subsection and any audit, litigation or other proceeding with respect to Taxes.

          (b) All tax sharing agreements or similar agreements with respect to or involving the Company or any of the Subsidiaries shall be terminated as of the Closing Date, and after the Closing Date neither the Company nor any Subsidiary shall be bound thereby or have any liability thereunder.

          (c) All transfer, documentary, sales, use, stamp, registration and other such Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplate by this Agreement (including any New York State Gains Tax, New York City Transfer Tax or any similar Tax imposed in other states or subdivisions) shall be borne by Buyers and paid by them when due.

     8. Dispute Resolution
        ------------------

     8.01. Specified Matters Only. In the event that any dispute should arise
           ----------------------
between the parties hereto with respect to calculation of the Purchase Price or Closing Payment or a party's entitlement to any portion of the Reserve Account or to indemnification under Section 6, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 8. No other provision of this Agreement is subject to arbitration.

     8.02. Consent of the Parties. In the event of any dispute between the
           ----------------------
parties with respect to the matters specified in Subsection 8.01, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with Subsection 8.03 hereof. With respect to Subsection 1.05, the 30-day period referred to in this Subsection 8.02 is the same 30-day period referred to in Section 1.05(c); it is not the intention of the parties to have consecutive 30-day periods.

     8.03. Arbitration.
           -----------

          (a) Either the Buyers or the Stockholders' Representative may submit any matter referred to in Subsection 8.01 hereof to arbitration by notifying the other party hereto and the Escrow Agent, in writing, of such dispute. Within 10 days after receipt of such notice, the Buyers and the Stockholders' Representative shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the American Arbitration Association. In the event of any dispute under Section 1.05, the parties hereby agree that the arbitrator shall be the Louisville, Kentucky office of KPMG. The arbitrator so designated shall not be an employee, consultant, officer, director or stockholder of any party hereto or any Affiliate of any party to this Agreement.

          (b) Within 15 days after the designation of the arbitrator, the arbitrator, the Buyers and the Stockholders' Representative shall meet, at which time the Buyers and the Stockholders' Representative shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

          (c) The arbitrator shall set a date for a hearing, which shall be no later than 30 days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the Buyers and the Stockholders' Representative. Each such party shall have the right to be represented by counsel. Any arbitration of disputes under Section 6 shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

          (d) The arbitrator shall use his best efforts to rule on each disputed issue within 30 days after the completion of the hearings described in paragraph
(c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto and the Escrow Agent.

          (e) Each party shall pay its own expenses in connection with any arbitration proceedings.

          (f) Any arbitration pursuant to this Subsection 8.03 shall be conducted in Wilmington, Delaware; provided, however, that any arbitration arising out of a dispute under Subsection 1.05 shall be conducted in Louisville, Kentucky. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the State of Delaware for purposes of the enforcement of any arbitration award.

     9. Public Disclosures. The parties agree that any and all general public
        ------------------
pronouncements or other general public communications concerning this Agreement and the purchase and sale of the Shares by the Buyers, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the Company, the Stockholders' Representative and the Buyers except that each party shall be entitled to make any public disclosures which it believes are required by any Legal Requirement or the requirements of any applicable securities exchange.

     10. Notices
         -------

          All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand, (b) sent by telecopier (with electronic confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate address and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

          To the Buyers:         Kindred Healthcare, Inc.
                                 680 South Fourth Street
                                 Louisville, KY 40202
                                 Tel: 502-596-7300
                                 Fax: 502-596-4075
                                 Attention: General Counsel and Chief Financial
                                 Officer

          With a copy to:        Reed Smith LLP
                                 1301 K Street, NW
                                 Suite 1100-East Tower
                                 Washington, DC 20005
                                 Tel: 202-414-9200
                                 Fax: 202-414-9299
                                 Attention: Robert J. Hill, Esq.

          To the Stockholders:   Ty Richardson
                                 7401 Galloway Court
                                 Plano, TX 75024
                                 Tel: 972-618-4454
                                 Fax: 972-208-2323

          With a copy to:        Hallett & Perrin, P.C.
                                 2001 Bryan Street
                                 Suite 3900
                                 Dallas, TX  75201
                                 Tel: 214-953-0053
                                 Fax: 214-922-4170
                                 Attention: Bruce Hallett, Esq.

          With a copy to:        Cornerstone Equity Investors, L.L.C.
                                 717 5th Avenue
                                 11th Floor
                                 New York, NY  10022
                                 Tel: 212-753-0901
                                 Fax: 212-826-6798
                                 Attention:  Dana O'Brien

Notice given to the Stockholders' Representative shall be deemed given to Stockholders for all purposes of this Agreement.

     11. Successors and Assigns
         ----------------------

          This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyers, on the one hand, and the Stockholders, the Company and the Subsidiaries, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party; provided, however, that the Buyers may assign their rights under this Agreement, but not their obligations hereunder, to a subsidiary or Affiliate of either of the Buyers. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyers, the Stockholders, the Company or the Subsidiaries from any obligation or liability under this Agreement.

     12. Entire Agreement; Amendments; Attachments
         -----------------------------------------

          (a) This Agreement, all Schedules and Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

          (b) If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

     13. Severability
         ------------

          Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     14. Knowledge of the Company. For the purposes of this Agreement, the
         ------------------------
"Company's knowledge" and the "knowledge of the Company" shall mean the actual knowledge of Ty Richardson, William Kaupas, Martin Edwards, George Burkley, Richard McCarthy, Jim Hermes, Mark Johnston, Glenda Giles-Luick, Dana O'Brien, George Koutsakos, Joey Fischer, Jan Marsh, Rosalee Cox and any other officers or directors of the Company or any Subsidiary (collectively, the "Managers") after undertaking a reasonable inquiry with respect to the matters represented herein.

     15. Investigation of the Parties
         ----------------------------

          All representations and warranties contained herein which are made to the knowledge of a party shall require that such party make reasonable investigation and inquiry with respect thereto to ascertain the correctness and validity thereof.

     16. Expenses
         --------

          Except as otherwise expressly provided herein, the Buyers, on the one hand, and the Stockholders, jointly and severally, on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby. In no event will any of the fees or expenses incurred in connection with this transaction by the Stockholders or the Stockholders' Representative, including, without limitation, the fees and expenses of counsel to the Stockholders, be billed to or paid by the Company or any Subsidiary. Each Stockholder shall be responsible for payment of all sales or transfer taxes arising out of the conveyance of the Shares owned by such Stockholder.

     17. Governing Law
         -------------

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

     18. Section Headings
         ----------------

          The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

     19. Counterparts
         ------------

          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

BUYERS:                             COMPANY:

Kindred Healthcare, Inc.            Specialty Healthcare Services, Inc.


By: /s/ James H. Gillenwater, Jr.   By: /s/ Ty Richardson
    -----------------------------       ---------------------------------------
Name:  James H. Gillenwater, Jr.    Name:  Ty Richardson
Title: Senior Vice President,       Title: Chief Executive Officer
       Planning and Development

Kindred Healthcare Operating, Inc.  STOCKHOLDERS:


By: /s/ James H. Gillenwater, Jr.   /s/ Ty Richardson
    -----------------------------   -------------------------------------------
Name:  James H. Gillenwater, Jr.    Ty Richardson
Title: Senior Vice President,
       Planning and Development

                                    The Howard M. Mintz and Sheryl L. Mintz
                                     Living Trust


                                    By: /s/ Howard M. Mintz
                                        ---------------------------------------
                                    Name:  Howard M. Mintz
                                    Title: Trustee


                                    Prudential Private Equity Investors III,
                                     L.P.


                                    By: Prudential Equity Investors, Inc.
                                        Its General Partner


                                        By: Cornerstone Equity Investors, L.L.C.
                                            Its Investment Manager and
                                            Attorney-in-Fact


                                    By: /s/ Dana O'Brien
                                        ---------------------------------------
                                    Name:  Dana O' Brien
                                    Title: Managing Director